Exhibit 10.11

Execution Original

SECOND AMENDED AND RESTATED ASSET AND RIGHTS PURCHASE AGREEMENT

THIS SECOND AMENDED AND RESTATED ASSET AND RIGHTS PURCHASE AGREEMENT (the "Agreement"), made as of the 31st day of December, 2007 by, and among TableMax North America, LLC, a California limited liability company ("Buyer"), Nat West Gaming, LLC, a Delaware limited liability company having a principal place of business at 3526 Harwood Forest Drive, Louisville, KY 40214 ("NatWest"), Donald Jones as successor-in-interest to Gametek, LLC, an Isle of Man limited liability company, formerly having a principal place of business at c/o Meridian Management Limited, Talbot House, 16 Athol Street, Douglas, Isle of Man, IM1 1JA, British Isles (hereinafter "Gametek") and successor-in-interest to Games Marketing, Limited, a corporation organized under the laws of Ireland and formerly having a principal place of business at Mount Verdon, Rochestown Road, Cork, Ireland (hereinafter "GML") (NatWest and Donald Jones as successor-in-interest to Gametek and GLM jointly hereinafter the "Company" or the "Seller"), and Donald Jones an individual residing at 3527 Harwood Forest Drive, Louisville, KY 40214 (the "Selling Shareholder").

WITNESSETH:

As of March 2004, Company was engaged in the business of developing, manufacturing and distributing electronic multi-player video table games under the trademark TABLEMAX incorporating certain proprietary patented, trademarked and copyrighted games (the "Business");

In March 2004, Buyer purchased an option to acquire the Business in which Company was engaged subject to (i) certain of the liabilities of Company and (ii) to a retained right by the Company to distribute, in the state of Kentucky only, the TableMAX machine and games as further developed and manufactured by Buyer, and Company and the Selling Shareholder granted to Buyer the right to acquire such assets and rights, subject to such liabilities all on the terms and conditions previously set forth in various agreements;

Buyer on the one part, and Company and the Selling Shareholder, on the other part, previously signed (i) an Asset and Rights Purchase Option Agreement dated March 12, 2004, (ii) a First Amendment thereto dated March 31, 2004, (iii) a Second Amendment thereto dated June 30, 2004, (iv) an Amended and Restated Asset and Rights Purchase Option Agreement dated December 15, 2004, (v) a Letter Agreement dated July 25, 2005 amending the foregoing, and (vi) a further Letter Agreement dated March 31, 2006 further amending the foregoing (collectively the "Prior Agreements");

In connection with the execution and partial performance of the Prior Agreements, the parties have discovered certain facts regarding the Business and have modified the Prior Agreements in an effort to accommodate the newly discovered facts and to close the purchase of the Business by the Buyer from the Company and the Selling Shareholder;

Buyer and Seller believe that as of the Effective Date of this Agreement, Buyer has finally been able to deploy in limited numbers TableMAX systems that perform according to specifications as initially represented by Seller, and Buyer has learned all facts necessary for Buyer to close the purchase of the Business, and the Company and the Selling Shareholder have agreed to final revised terms for the purchase by Buyer of the Business from the Company and Selling Shareholder;

In view of all the foregoing and in settlement and compromise of any claims or disputes arising under the Prior Agreements, Buyer and Seller now desire to modify the terms of the Prior Agreements by entering into this Second Amended and Restated Asset and Rights Purchase Agreement; and,

A glossary of defined terms appears in Section 11 of this Agreement and reference is made to that Section for the definitions of capitalized terms used herein which are not defined elsewhere;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Conveyance of Rights

1.1 Acquired Assets and Rights. Subject to the payment by Buyer of $1 million to Seller, the receipt of which is hereby acknowledged by Seller, and subject to the terms and additional payment obligations set forth in Section 1.3 below (the $1 million and the additional payment obligations, collectively the "Purchase Price"), the Company hereby grants, sells, transfers, conveys, assigns and delivers to Buyer, either all or such specified part of the Acquired Assets and Rights at the Closing (as hereinafter defined) for the assumption of liabilities as provided in Section 1.2 and the payment specified in Section 1.3. As used herein, "Acquired Assets and Rights" shall mean: (i) the Exclusive License and Distribution Agreement dated July 21, 2000 between Albert J Courtney, Vegas Amusements, Inc., Novacor (PTY) LTD., Mandino Trading Limited, and Crimson Multimedia, Inc, as amended, and attached as Exhibit A, (ii) the Sale Agreement dated April 27, 2001 between GML and Vegas Amusements, Inc., Novacor (PTY) LTD., and Crimson Multimedia, Inc, as amended, a copy of which is attached as Exhibit B and as confirmed by the Acknowledgement and Confirmation Agreement dated December __, 2007 attached as Exhibit C, and all marketing materials, research materials and Necessary Rights related to the Business. Only as specifically related to the foregoing list of assets, Acquired Assets and Rights shall also include: all personal property, tangible and intangible, existing or acquired hereafter, whether or not reflected on Company's books or financial statements, including, without limitation, all

franchises, government approvals and applications therefor (to the extent their transfer is permitted by law) intellectual property, good will, and other similar rights to the extent transferable. However, nothing contained in the Acquired Assets and Rights shall operate to limit Company's interest in the Business to a multiplayer video machine containing certain games, and Company shall be entitled to payment (namely the "FRPO" and "SRPO" as defined in Section 1.3.1) regardless of the game installed on any multiplayer video gaming platform distributed by the Buyer during the period referenced in Section 1.3.1. The Acquired Assets and Rights shall exclude the following (the "Excluded Assets"):

1.1.1 Company's corporate minute books and stock transfer records;

1.1.2 personal items;

1.1.3 tax refunds, if any;

1.1.4 assets related to employee benefit plans;

1.1.5 benefits under insurance policies related to unassigned liabilities;

1.1.6 personnel books and records;

1.1.7 any contracts not specifically assumed (the "Excluded Contracts");

1.1.8 any intellectual property not specifically acquired (the "Excluded IP"); and,

1.1.9 any and all other rights related to the state of Kentucky, which rights shall be specifically retained by the Company, as well as any rights of the Company created by this Agreement.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Governmental Authorization (as defined in Section 11 hereof), instrument, contract, lease, permit or other agreement or arrangement, or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of the Buyer or Company, and any transfer or assignment of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained.

1.2 Assumption of Liabilities.

1.2.1 Upon the terms and conditions herein set forth, Buyer agrees to assume and become responsible for all of the Assumed Liabilities as applicable to each Territory. Buyer will not assume or have any responsibility, however, with respect to any obligation or liability of Company or relating to its Business or properties, whether liquidated or unliquidated, fixed or contingent, arising by operation of law or otherwise, included within the definition of Excluded Liabilities. As used herein, "Assumed Liabilities" shall mean:

(a) all liabilities and obligations, if any, under the Exclusive License and Distribution Agreement dated July 21, 2000 between Albert J Courtney, Vegas Amusements, Inc., Novacor (PTY) LTD., Mandino Trading Limited, and Crimson Multimedia, mc, as amended (the "North American Distribution Agreement"); and,

(b) all liabilities and obligations, if any, the Sale Agreement dated April 27, 2001 between GML and Vegas Amusements, Inc., Novacor (PTY) LTD., and Crimson Multimedia, Inc, as amended (the "North American Manufacturing Agreement").

1.2.2 Except as to the specific Assumed Liabilities, all other liabilities of the Company of every kind and nature, including but not limited to any obligations to officers, directors, shareholders, employees, agents, or attorneys, shall be excluded (the "Excluded Liabilities").

1.3 Purchase Price. Buyer has paid $1 million to purchase the Acquired Assets and Rights (the "Purchase Price"), subject to the following additional payment obligations:

1.3.1 Buyer shall pay Seller the sum of $50,000 on the execution of this Agreement, $20,000 per month on the first of each month commencing in February 2008, and continuing for each of the next succeeding months, for a period of five (5) months; and thereafter, $50,000 per month on the first of each day of the month for the next seven (7) months; and finally $100,000 on the first of each month for the next (25) months, for a total payment of $3 million. Simple interest shall accrue on the unpaid balance at a rate of 6.4% and shall reduce the $750,000 credit of Buyer against the FRPO as defined and as referenced below.

In addition to the foregoing guaranteed payments, Buyer shall pay Seller two (2) additional amounts, a first residual payment obligation (the "FRPO") and a second residual payment obligation (the "SRPO). The FRPO shall be calculated based on the number of TableMAX machines placed in service during the period from January 1, 2008 to December 31, 2011, and shall be determined by reference to Schedule 1.3.1, less the sum of $750,000 (the "$750,000 FRPO Credit") previously expended by Buyer in

litigation costs to defend the Rights. Once determined, the FRPO shall be payable to Seller in ninety-six (96) equal monthly installments commencing on January 1, 2012. The SRPO shall be calculated based on the number of TableMAX machines placed in service during the period from January 1, 2012 to December 31, 2014, and shall also be determined by reference to Schedule 1.3.1, once determined, the SRPO shall be payable to Seller in ninety six (96) equal monthly installments commencing on January 1, 2015. All calculations are based upon the placement of any multiplayer video table gaming machines distributed by Buyer and are not limited, in any manner, by the type or form of games contained therein or thereon.

1.3.2 During the term of this Agreement, Buyer shall have the option, at Buyer's sole election, to buyout from Seller the residual payment schedule for all TableMAX machines to be installed within either North America as a whole, a specific Territory, or specific jurisdiction within a Territory as defined on Exhibit D. Payment for the buyout shall be made with reference to Schedule 1.3.1 and the reasonable expectation of TableMAX machines to be placed in North America, a Territory or jurisdiction within a territory. If Buyer elects to exercise the option as to a Territory or one jurisdiction within a Territory, rather than North America as a whole, then the parties shall negotiate in good faith as to the buyout price for the Territory or jurisdiction within a Territory.

1.3.3 In addition to the consideration set forth hereinabove in this section 1.3, Buyer agrees to sell to Company at manufacturer's cost, two (2) Model D TableMAX machines as most recently approved by GLI. Buyer also agrees to sell to the Company such additional TableMAX machines and LINKS networking equipment at manufacturer's cost plus ten percent (10%) for Buyer's overhead, as may be ordered from time to time by Company; provided, however, that Buyer shall make no representation that any TableMAX machine is approved for the Commonwealth of Kentucky. To the extent that the TableMAX machines require modification for approval within the Commonwealth of Kentucky, the cost of such modification by a third party engineering firm or manufacturer and the cost of testing by GLI shall be at the sole cost and expense of the Company.

2. Representations and Warranties of Company and the Shareholder. As material inducement to Buyer to enter into this Agreement and to close hereunder, Company and the Selling Shareholder jointly and severally make the following representations, warranties and agreements to and with Buyer:

2.1 Corporate Status and Authority. NatWest is a limited liability company organized, validly existing and in good standing under the laws of Delaware, and has the corporate power to execute and deliver this Agreement and to perform its obligations hereunder. Gametek was a limited liability company organized and subsequently liquidated under the laws of the Isle of Man. Donald Jones, as successor in interest to Gametek has the authority to execute and deliver this Agreement and to perform its obligations hereunder as to any and all rights or assets that may have been inadvertently retained by Gametek under any and all agreements related to the Business.

GML was a corporation duly organized and subsequently liquidated under the laws of Ireland. Donald Jones, as successor in interest to GML has the authority to execute and deliver this Agreement and to perform its obligations hereunder as to any and all rights or assets that may have been inadvertently retained by GML under any and all agreements related to the Business. The execution, delivery and performance of this Agreement by NatWest, Donald Jones Gametek and GML have been duly authorized by all necessary corporate action on the part of each of them and this Agreement constitutes the valid and binding obligation of NatWest, Gametek and GML, enforceable against them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

2.2 Agreement Not in Breach of Other Instruments Affecting Buyer. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by NatWest, Gametek and GML do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of NatWest, Gametek or GML under, any agreement, indenture or other instrument by which either or both may be bound, their Articles of Organization, Operating Agreement, Certificate of Incorporation or Bylaws, as the case may be, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

2.3 Absence of Changes. Except as set forth in Part 2.3 of the Disclosure Schedule, since December 31, 2003,

2.3.1 there has not been any material adverse effect in Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, and to Company's or any Selling Shareholder's knowledge, no event has occurred that likely would have an adverse effect on Company's Business, condition, assets, liabilities, operations, financial performance, results of operations or prospects;

2.3.2 Company has not entered into, and neither Company nor any of the assets owned or used by Company has become bound by, any contract that has not been disclosed to Buyer;

2.3.3 Company has not entered into any contract by which Company or any of the assets owned or used by Company is or was bound, or under which Company has or had any rights or interest, has been amended or terminated;

2.3.4 Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for the Mikohn Security Agreement;

2.3.5 Company has not failed to perform any of its obligations in any material respect or suffering or permitting any default to exist under, or receipt of a notice of termination, breach or default with respect to any Contract to which any of them is a party or by which it or any of its property may be bound or affected,

2.3.6 Company has not transferred or granted any rights in or entered into any settlement regarding the Proprietary Assets.

2.4 Receivables; Major Customers.

2.4.1 Part 2.4 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts and notes receivable and a list of all other receivables of Company as of December 31, 2003;

2.4.2 Except as set forth in Part 2.4 of the Disclosure Schedule, all existing accounts receivable of Company (including those accounts receivable reflected on the Un-audited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 2003) have not yet been collected.

2.5 Tax Matters. Except as set forth in Part 2.5 of the Disclosure Schedule, each tax required to have been paid, or claimed by any Governmental Body to be payable, by Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any tax required to have been withheld or collected by Company has been duly withheld and collected, and (to the extent required) each such tax has been paid to the appropriate Governmental Body.

2.6 Contracts.

2.6.1 Part 2.6 of the Disclosure Schedule identifies each Contract, except for any Excluded Contract. Except as identified in Part 2.6 of the Disclosure Schedule, all Contracts are in writing. Company has delivered to the Buyer accurate and complete copies of all written Contracts identified in Part 2.6 of the Disclosure Schedule, including all amendments thereto.

2.6.2 Each Contract is valid and in full force and effect, and is enforceable by Company in accordance with its terms.

2.6.3 Except as set forth in Part 2.6 of the Disclosure Schedule:

(a) no Person acting for Company has violated or breached, or declared or committed any default under, any Contract;

(b) no event has occurred, and no circumstance or condition exists, that likely would (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Contract, (B) give any Person the right to

declare a default or exercise any remedy or hinder any Contract, (C) give any Person the right to accelerate the maturity or performance of any Contract, or (D) give any Person the right to cancel, terminate or modify any Contract; and

(c) Company has not waived any of its rights under any Contract.

2.6.4 To the knowledge of Company and each Selling Shareholder, each Person against which Company has or may acquire any rights under any Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and liabilities to Company.

2.6.5 Except as set forth in Part 2.6 of the Disclosure Schedule: (i) the Contracts of Company, including but not limited to those described in Part 2.6 of the Disclosure Schedule, are legally valid, binding and enforceable agreements of Company, except as enforceability may be limited by bankruptcy and other similar laws affecting creditors rights, and to the knowledge of Company and the Selling Shareholder, the other parties thereto; Company is not and, to the knowledge of Company and each Selling Shareholder, no other party to any such Contract is in violation of or in default under such Contracts and no event or circumstances have occurred which constitute, or after notice or lapse of time or both would constitute, a violation or default thereunder on the part of Company or, to the knowledge of Company and the Selling Shareholder, any other party thereto or result in a right to accelerate or loss of rights; and such Contracts will continue to be binding in accordance with their terms after the Closing, assuming any Consents listed in Part 2.6 of the Disclosure Schedule are obtained; (ii) Company has fulfilled all obligations required pursuant to each Contract to have been performed by it, and Company and the Selling Shareholder have no reason to believe that Company will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof.

2.7 Proprietary Assets.

2.7.1 Attached as Part 2.7 of the Disclosure Schedule is (i) a description of all Proprietary Assets owned by, licensed to or used in the Business of Company together with a designation of ownership, and (ii) a listing of all agreements or arrangements which affect the ownership or use of any Proprietary Asset in the Business. Except as set forth in Part 2.7 of the Disclosure Schedule, Company is the owner of all right, title and interest in and to each such Proprietary Asset free and clear of all Encumbrances or has the right to use, free and clear of royalties or any claims or rights of others, such Proprietary Assets.

2.7.2 Company has taken all measures and precautions necessary to protect the value of each Proprietary Asset identified or required to be identified in the Disclosure Schedule.

2.7.3 All current and former employees and consultants of Company have agreed to keep all information regarding the Business and this transaction strictly confidential. To Company's and each Selling Shareholder's knowledge, none of the employees or consultants of Company is in violation thereof.

2.7.4 To the best knowledge of Company and the Selling Shareholder, Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person, except as provided in Part 2.7 of the Disclosure Schedule. To the best knowledge of Company and the Selling Shareholder, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Company, except as provided in Part 2.7 of the Disclosure Schedule.

2.7.5 The Proprietary Assets identified in Part 2.7 of the Disclosure Schedule constitute all of the Proprietary Assets necessary to enable Company to conduct the Business in the manner in which the Business is currently being conducted.

2.7.6 Company has not licensed or sublicensed any party to use any of the Proprietary Assets, except pursuant to the Contracts.

2.7.8 There are no Orders pending against or affecting the Proprietary Assets.

2.7.9 To the best knowledge of the Company and each Selling Shareholder, there is no unexpired valid patent on products or processes that Company uses in the Business that Company is not entitled to use.

2.7.10 Neither the Selling Shareholder nor any officer, director or employee of Company or any third party has an interest in any of the Proprietary Assets.

2.7.11 Except for gaming regulations in each state or country in North America, there is no governmental restriction or limitation, domestic or foreign, on the manner in which any of the Proprietary Assets may be used.

2.8 <u>Proceedings; Orders.</u>

2.8.1 Except as set forth in Part 2.8 of the Disclosure Schedule, there is no pending Proceeding, and no Person has threatened to commence any Proceeding;

(a) that involves Company or that otherwise relates to or likely would affect Company's business or any of the assets owned or used by Company (whether or not Company is named as a party thereto); or

(b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

2.8.2 Except as set forth in Part 2. 8 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that likely would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

2.8.3 Except as set forth in Part 2.8 of the Disclosure Schedule, no Proceeding has ever been commenced by or against Company, and no Proceeding otherwise involving or relating to Company has been pending or threatened at any time.

2.8.4 There is no Order to which Company or any of the assets owned or used by Company, is subject, and the Selling Shareholder is not subject to any Order that relates to Company's business or to any of the assets owned or used by Company.

2.8.5 To the best of the knowledge of Company and the Selling Shareholder, no officer or employee of Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Company's Business.

2.8.6 There is no proposed Order that, if issued or otherwise put into effect, (i) would have an adverse effect on Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Company to comply with or perform any covenant or obligation under the Agreement, or (ii) may have the effect of preventing, delaying, making legal or otherwise interfering with any of the transactions contemplated hereby.

2.8.7 Except as disclosed in Part 2.8 of the Disclosure Schedule, Company is not a party to any Proceeding as a party plaintiff, nor is Company presently contemplating the initiation of any such Proceeding.

2.9 Compliance with Legal Requirements. Except as set forth in Part 2.9 of the Disclosure Schedule:

2.9.1 Company is in full compliance, in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

2.9.2 To Company's and the Selling Shareholder's knowledge, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in any material violation by Company of or a failure on the part of Company to comply with, any Legal Requirement.

2.9.3 Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement; or (ii) any actual, alleged, possible or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

2.9.4 To Company and the Selling Shareholder's knowledge, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, would specifically affect Company and, (i) may have an adverse effect on Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects or on the ability of Company or the Selling Shareholder to comply with or perform any covenant or obligation under the Agreement; or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

2.9.5 Without limiting the foregoing, Company has obtained and now holds all licenses, permits, certificates and authorizations needed or required for the current conduct of its Business and the use of its properties and the premises occupied by it. Company has properly filed all reports and other documents required to be filed with any Governmental Body.

2.10 Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's or similar fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Company.

2.11 Full Disclosure.

2.11.1 None of the representations and warranties of Company in the Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any fact necessary to make any of the representations, warranties or statements contained therein not misleading.

2.11.2 As of the date of this Agreement, Company has provided the Buyer with full and complete access to all of Company's records and other documents and data requested by them.

3. Representations and Warranties of Buyer. As material inducement to. Company to enter into this Agreement, Buyer makes the following representations and warranties to Company:

3.1 Corporate Status and Authority. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state

of California and has the corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

3.2 Agreement Not in Breach of Other Instruments Affecting Buyer. The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by Buyer do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under, any agreement, indenture or other instrument by which Buyer is bound, Buyer's Articles of Organization, Operating Agreement, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule, or regulation.

3.3 Financial Statements. The financial statements of Buyer as of the Closing Date, and the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Buyer as of such date. Since such date, there has been no material adverse change in the financial condition of Buyer.

3.4 Assumed Risk Related to Selling Shareholder History. The Selling Shareholder has disclosed in full that Selling Shareholder has in the past had some difficulty in connection with regulators in the gaming industry, and particularly Nevada, which could impair the ability of Selling Shareholder to be licensed in the gaming industry. Buyers acknowledge the foregoing disclosure and assume any risks related thereto, with the understanding that upon such occurrence, it may terminate and rescind pursuant to Section 13, hereof.

3.5 Covenant not to Compete. Buyer represents, warrants and covenants that for a period of five years from the date of this Agreement, Buyer will not directly or indirectly engage in the manufacture, sale or distribution of any multi-player video table game system other than the TableMax system.

3.6 No Brokerage Fees. No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

3.7 Full Disclosure. None of the representations and warranties of Buyer in the Agreement contains or will contain any untrue statement of material fact or

omits or will omit to state any fact necessary to make any of the representations, warranties or statements contained therein not misleading.

4. Continuation and Survival of Representations and Warranties. All representations and warranties, including information disclosed in Schedules, made in this Agreement shall continue to be true and correct at all times between the signing of this Agreement and the exercise of the Option as to any Territory, as if made at each of such times; provided, however, that at Closing Company may deliver to Buyer modifications of the Schedules to reflect changes thereto arising in the ordinary course of its Business since the date hereof, provided further that none of such changes, either individually or in the aggregate, is materially adverse to the Business or financial condition of Company or arises from any occurrences or circumstances which would constitute a violation of Section 6 hereof. All representations and warranties contained herein shall survive the consummation of the transactions provided for in this Agreement; shall continue in full force and effect; and shall provide the basis for the remedies set forth herein or otherwise available to the non-breaching party. Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation. No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by or knowledge of any party to this Agreement.

5. Buyer's Inspection Rights. During the term of the Prior Agreements, Buyer has completed such inspection of the Company's books, records, equipment, and rights as deemed necessary. Buyer will not reveal any confidential data and/or information supplied by Company except to its management, counsel, accountants, insurance representatives, investment bankers and like agents, for purposes relating to the evaluation and consummation of the transactions contemplated by this agreement, and in the event the transactions contemplated by this agreement are not consummated, such data and information will not be used by Buyer and will be returned to Company.

6. Closing.

6.1 Buyer's Deliveries. The Company and the Selling Shareholder acknowledge that (i) the Buyer has paid the Purchase Price to date as required by the terms of this Agreement, (ii) the Buyer has performed in full all obligations of the Buyer to the Company and the Selling Shareholder required under the Prior Agreements, (iii) to the extent that Buyer has not performed any obligations under the Prior Agreements, the Company and the Selling Shareholder have waived those obligations, and (iv) Buyer's only remaining obligation to the Company and the Selling Shareholder, which obligation has been assumed by Buyer pursuant to this Agreement, is to pay the $3 million in guaranteed payments, apply simple accrued interest at 6.4% on unpaid principal to reduce

the $750,000 FRPO Credit, the First Residual Payment Obligation and the Second Residual Payment Obligation, all as provided in Section 1.3.1 above.

6.2 Company and Selling Shareholder Deliveries. The Buyer acknowledges that (i) the Company and the Selling Shareholder have conveyed to Buyer, and Buyer has taken delivery of, the Rights and Assets as provided in Section 1.1 above, (ii) to the extent that the Company and the Selling Shareholder may have breached representations and warranties in the Prior Agreements, Buyer has waived claims for indemnification through reduction in the Purchase Price and the offset of payment obligations to the Company and the Selling Shareholder, and (iii) notwithstanding the continuing litigation by certain third party claimants to rights necessary for operation of the TableMAX system, Buyer shall not seek additional offset of payment obligations to the Company and the Selling Shareholder other than as set forth in this Agreement.

6.3 Additional Deliveries. The parties acknowledge prior deliveries of additional closing documents under the Prior Agreements including (i) opinions of counsel as to the validity of those agreements, (ii) officers certificates attesting to the truth of representations and warranties in those agreements, (iii) good standing certificates as of the date of those agreements, and (iv) such other closing documents as legal counsel shall have deemed necessary or appropriate under those agreements. Both parties agree to deliver, if requested by the other party, such additional or supplementary closing documents with respect to this Agreement as may be necessary for financing of the manufacture and distribution of the TableMAX system.

7. Procedures for Buyout of the Residual Payment Obligation.

7.1 Notice. Buyer shall give the Company and Selling Shareholder not less than thirty (30) days written notice (the "Notice") of Buyer's intent to exercise the option to purchase the Residual Payment Obligations (FRPO and SRPO) as to any Territory or any jurisdiction within a Territory.

7.2 Negotiation of Purchase Agreement. Buyer shall include with the Notice an estimate of the number of TableMAX systems that Buyer believes can be placed within the applicable jurisdiction and a proposed discount to present value of the Residual Payment Obligations based on the estimated number of machines to be placed in the jurisdiction. The parties agree to negotiate in good faith (i) the present value of the Residual Payment Obligations and (ii) the cash down payment for purchase of the Residual Payment Obligations the remaining principal due pursuant to the form of Note attached as Exhibit C.

7.2.1 In the event good faith negotiations fail to dispose of the issue, then, it shall be submitted to a panel of arbitration, from the American Arbitration Association for binding arbitration. Any arbitration shall be limited to the applicable jurisdiction, and shall not constitute probative evidence with respect to any other jurisdiction. Buyer and Seller shall pay the fees of arbitration equally, and each shall be responsible for its own attorney fees, regardless of the outcome.

7.3 Closing. If the parties agree on a purchase price and terms of purchase for the Residual Payment Obligation provided in the Notice, the parties shall arrange to close the transaction with respect to the jurisdiction referenced in the Notice within ninety (90) days of the execution of a purchase agreement therefore.

8. Further Assurances. The parties agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the execution of this Agreement and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and tax returns.

9. Restrictive Covenants.

9.1 Duration and Extent of Restriction. During the term of this Agreement, Company and the Selling Shareholder will not (individually, collectively, or in any combination, as principal, partner, member, investor, director, officer, agent, employee, consultant or
otherwise) directly or indirectly (except as an employee of Buyer or a subsidiary of Buyer) engage in, or directly or indirectly be financially interested in, any business which is engaged in the Business, except with regards to the Retained Rights.

9.2 Remedies for Breach. Company and the Selling Shareholder acknowledge that the restriction contained in Section 9.1 is reasonable and necessary in order to protect Buyer's legitimate interests and that any violation thereof would result in irreparable injury to Buyer. Company and the Selling Shareholder therefore acknowledge and agree that, in the event of any violation thereof, Buyer shall be authorized and entitled to obtain, from any court of competent jurisdiction, as set forth herein at section 14.2, hereof preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. In the event that Section 9.1 is held to be in any respect an unreasonable restriction upon Company and the Selling Shareholder, then the court so holding may reduce the territory to which it pertains and/or the period of time during which it operates, or effect any other change to the extent necessary to render such Section enforceable by said court.

9.3 Extension of Restriction. In the event of any breach or violation of the restriction contained in Section 9.1, the time period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

9.4 No Separate Consideration. The parties agree that the restrictions on Company and the Shareholders in this Section 9 are an incidental part of the overall transaction contemplated by this Agreement; no part of the overall consideration being paid by Buyer to Company hereunder is being allocated separately to such restrictions; and no party will take a position inconsistent with this Section 9.4 for tax or any other purpose.

10. Appointment of Agents.

10.1 Service. Company hereby irrevocably designates and appoints Donald Jones as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding relating to this Agreement. If said agent shall cease so to act, Company covenants and agrees that it shall irrevocably designate and appoint without delay another such agent or agents satisfactory to Buyer and shall promptly deliver to Buyer evidence in writing of such other agent's acceptance of such appointment.

DJ
himself, Donald Jones 10.2 Agreement. The Selling Shareholder hereby irrevocably appoints ~~Ken Coyle~~ as such Selling Shareholder's attorney-in-fact and agent (sometimes in this Agreement referred to as the "Shareholders' Agent") to take any actions and to execute any documents on such Selling Shareholder's behalf with respect to this Agreement and the transactions provided for herein, including but not limited to the making and execution of any amendments to this Agreement (except amendments to this Section 10.2), the giving and receipt of any notices pursuant hereto, the execution of any and all documents required to be executed in order to complete Closing hereunder, the acceptance of service of process in connection with any claim related to this Agreement and the compromise or settlement of any and all disputes which may hereafter arise pursuant to any provision of this Agreement or any matter or thing growing out of this Agreement or the transactions provided for herein. Such appointment shall, to the fullest extent permitted by law, survive the death or incompetency of any Shareholder. In the event of the incompetency, incapacity, bankruptcy, death or resignation of the Shareholders' Agent, the Shareholders shall appoint a successor to serve in such capacity and shall give Buyer written notice of such appointment. Such appointment of a successor shall be irrevocable.

11. Defined Terms. The following terms used in this Agreement shall have the meanings indicated below::

"Acquired Assets and Rights" shall have the meaning given in Section 1.1.

"Assumed Liabilities" shall have the meaning given in Section 1.2.1.

"Business" shall have the meaning given in the recital to this Agreement.

"Buyer" shall have the meaning given in the heading of this Agreement.

"Closing" shall mean as to any Territory the term as defined in the Asset and Rights Acquisition Agreement for such Territory.

"Closing Date" shall mean as to any Territory the date as defined in the Asset and Rights Acquisition Agreement for such Territory.

"Company" shall have the meaning given in the heading of this Agreement.

"Contracts" shall mean the North American Distribution Agreement and the North American Manufacturing Agreement.

"Effective Date" shall mean December 31, 2007, notwithstanding the execution of one or more counterparts of this Agreement on a later date.

"Excluded Assets" shall have the meaning given in Section 1.1.

"Excluded Contracts" shall have the meaning given in Section 1.1.8.

"Excluded Liabilities" shall have the meaning given in Section 1.2.2.

"First Residual Payment Obligation ("FRPO) and "Second Residual Payment Obligation ("SRPO") shall have the meanings set forth in Section 1.3.1.

"Governmental Authorization" shall mean any:

(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

(b) right under any Contract with any Governmental Body.

"Governmental Body" shall mean any:

(a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign or other government;

(c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal),

(d) multi-national organization or body; or

(e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"Necessary Rights" shall mean any and all intellectual property rights, whether or not reduced to written form, which are reasonably required by the Buyer to conduct the Business, and if not reduced to written form or if otherwise omitted from this Agreement, shall be deemed conveyed to Buyer in good faith pursuant to this Agreement and which are subject to future documentation as may be required by Buyer pursuant to the terms of Section 8 hereof.

"Option" shall mean the exclusive right of Buyer to acquire the Residual Payment Obligation as to each and every Territory on the terms as provided in this Agreement.

"Order" shall mean any:

(a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

(b) contract with any Governmental Body that is entered into in connection with any Proceeding.

"Post-Closing Delivery" shall have the meaning set forth in Section 9.4.

"Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation, commenced, brought, conducted or heard by or before, or otherwise has involved, any Governmental Body or any arbitrator or arbitration panel.

"Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, knowhow, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, customer list, proprietary right or other intellectual property right or intangible asset, belonging to the Company on the date of the execution hereof.

"Prior Agreements" shall have the meaning set forth in the recitals to this Agreement.

"Purchase Price" shall have the meaning set forth in Section 1.3 and its subparts.

"Retained Rights" shall have the meaning set forth in Section 1.1.9.

"Selling Shareholder" shall have the meaning given in the heading of the Agreement.

"Term" shall mean fourteen (14) years from the date of execution of this Agreement subject to the provisions of Section 13.

"Territory" shall mean separately each Territory as defined on Exhibit E attached hereto.

12. Preservation of and Access to Books and Records. Company will retain all books, records and other documents pertaining to its Business in existence on the Closing Date and make the same available after the Closing Date for inspection and copying by Buyer or any representative of Buyer at Buyer's expense during the normal business hours of Company, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed by Seller for a period of ten years following the Closing Date without first advising Buyer in writing and giving Buyer a reasonable opportunity to obtain possession or make copies thereof. Without limiting the generality of the foregoing, Seller will make available to Buyer and its representatives all information deemed necessary or desirable by Buyer in preparing its financial statements and preparing and filing its tax returns and conducing or defending any audits in connection therewith.

13. Termination.

13.1.1 by the mutual written agreement of Buyer and Company;

13.1.2 by Buyer by written notice to the other parties if the representations and warranties of Company and the Selling Shareholder shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made;

13.1.3 by Company by written notice to the other parties if the representations and warranties of Buyer shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made;

13.1.4 by either party for breach after written notice by the non-breaching party and failure by the breaching party to cure such breach within 30 days of such written notice, or if such breach is not susceptible to cure within such period, then if the breaching party fails to commence cure of such breach within such 30 day period and

SR2 [handwritten initials]

continues diligently to cure such breach within a period of not greater than 180 days from written notice of such breach

13.1.5 By Company in the event of Insolvency or Bankruptcy of Buyer.

13.2 In the event of the termination of this Agreement pursuant to Section 13, the parties shall have such claims at law for actual damages proximately caused by such breach, and may claim to rescind the conveyance of the Acquired Assets and Rights. The parties hereby waive any and all claims for contingent, incidental, consequential or exemplary damages.

14. Miscellaneous.

14.1 Indulgences, Waivers, etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

14.2 Controlling Law. This Agreement, and any prior agreement, amended, modified, or restated herein, are to be construed in accordance with and governed by the internal laws of the Commonwealth of Kentucky without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Kentucky to the rights and duties of the parties.

14.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

As to the Company:	Nat West Gaming, LLC 3527 Hardwood Forest Drive Louisville, KY 40214
With copy to:	Fred Fischer Fischer & Kelly 718 W. Main Street Louisville, KY 40202

As to the Selling Shareholder:	Donald Jones 3527 Hardwood Forest Drive Louisville, KY 40214
With copy to:	Fred Fischer Fischer & Kelly 718 W. Main Street Louisville, KY 40202
As to the Buyer:	TableMax North America, LLC 9100 Wilshire Boulevard, Suite 400W Beverly Hills, CA 90212
With copy to:	Law Offices of Robert B Kory 9300 Wilshire Blvd., Suite 200 Beverly Hills, CA 90212

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address to the other parties in conformity with the provisions of this Section for the giving of notice.

14.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under or interest in this Agreement without the prior written consent of the other parties hereto.

14.5 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

14.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. If executed in multiple counterparts, this Agreement shall become binding when two or more counterparts hereto, individually or taken together, bear the signatures of all of the parties reflected hereon as the signatories.

14.7 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that any other provision may be invalid or unenforceable in whole or in part for any reason. Any term or provision of this

Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

14.8 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

14.9 Disclaimer of Representations. Except as expressly set forth in Section 2 hereof and the Schedules referred to therein, Company has not made any representations or warranties to Buyer, and Buyer expressly acknowledges that it is not relying on any other information received from Company or its representatives (including, without limitation, any projections, forecasts or forward-looking information).

14.10 Due Diligence Acknowledged. Buyer acknowledges that it has had ample opportunity to conduct such due diligence investigation of Company's affairs as Buyer considered appropriate, including the opportunity to visit Company's business locations, interview its personnel and examine its books and records.

14.11 Amendments and Modifications. This Agreement may not be amended or modified other than by an agreement in writing signed by all of the parties. Notwithstanding the foregoing, however, nothing shall preclude any two [or more] parties from agreeing in writing to a modification of their rights and duties with respect to each other, but no such agreement shall be binding on parties to this Agreement who have not consented in writing thereto.

14.12 Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

14.13 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed, as the

context indicates, to be followed by the words "but [is] [are] not limited to." Where specific language is used to clarify or illustrate by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict the construction of the general statement which is being clarified or illustrated. The language in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole, unless the context clearly indicates to the contrary (for example, that a particular Section or Exhibit is the intended reference).

14.14 Expenses of the Parties. Each party shall bear the expenses incurred by such party in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

14.15 Arbitration; Venue. Any controversy involving the construction, 7 application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, and any pre-existing agreement amended, modified, or restated herein, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration proceedings shall be held in Louisville, Jefferson County, Kentucky. The cost of arbitration shall be borne equally by the parties, with each party responsible for his, its or their respective costs and expenses, including attorney consultant and expert witness fees. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

14.16 Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement

14.17 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

14.18 Confidentiality; Publicity. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed prior to the Closing except to consultants, advisors and Affiliates, or as required by law. None of the parties hereto shall make any public disclosure of the terms of this Agreement prior to

the Closing, except as required by law. The parties shall endeavor to make only those press releases or other public disclosures as are required by law; provided, however, that no press release or other public disclosure prior to the Closing shall be made without a minimum of 24 hours prior consultation with the other parties.

14.19 Construction. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no canon of construction shall be applied that resolves ambiguities against the drafter of a document.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date of the last to sign as provided below.

TABLEMAX NORTH AMERICA, LLC

By: [signature]
Title: CEO
Date: 1-30-08

NAT WEST GAMING, LLC

By: [signature]
Title: President
Date: 1 29 08

Donald Jones as successor in interest to GAMETEK, LLC

By: [signature]
Title: Successor
Date: 1 29 08

Donald Jones as successor in interest to GAMES MARKETING, LTD

By: [signature]
Title: Successor
Date: 1 29 08

Donald Jones, SELLING SHAREHOLDER

[signature]
Date: 1 29 08

Exhibit A

North American Distribution Agreement, as amended

EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This Exclusive License and Distribution Agreement, effective July 21, 2000 is made by and among Albert J. Courtney, an individual residing at 330 Shaw Road, So. San Francisco, California 94080 (hereinafter "COURTNEY"); Vegas Amusement, Inc., a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568 (hereinafter "VAI"); Novacor, (Pty) Ltd., a South African corporation having a principal place of business at 49 Trafalgar Place Street, Sandton, South Africa 2146 (hereinafter "NOVACOR"), Mandino Trading Limited, a Channel Islands corporation having a principal place of business at 14 New Street, St. Peter Port, Guernsey, Channel Islands GY1 4LE (hereinafter "MANDINO"); and Crimson Multimedia, Inc. a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568 (hereinafter "CRIMSON") (hereinafter VIA, NOVACOR, MANDINO and CRIMSON being jointly and collectively referred to as "IP OWNERS").

WITNESSETH

WHEREAS, IP OWNERS have created, invented and developed technology related to or embodied in a machine for playing video games, especially video casino games, known as "TableMAX", as generally described in the materials attached hereto as Exhibit A;

WHEREAS, TableMAX is currently offered as a multi-player sit-down game in which players share a common video screen display;

WHEREAS, IP OWNERS currently own all right, title, and interest in and to all trade secrets, inventions, patent applications, patents, trademarks, trademark applications, trademark registrations, copyrights, copyright applications, copyright

registrations, and other intellectual property relating to TableMAX, as set forth in Exhibit B;

WHEREAS, it is contemplated that IP OWNERS may modify or improve upon the current version of TableMAX (hereinafter the current and all later versions referred to as "TableMAX VERSIONS"),

WHEREAS, VAI and NOVACOR desire an infusion of capital to help defray manufacturing costs associated with TableMAX VERSIONS, to help develop TableMAX VERSIONS, and to otherwise help fund their business operations;

WHEREAS, VAI and NOVACOR seek assistance in marketing and distributing TableMAX VERSIONS in the United States and Canada; and

WHEREAS, COURTNEY desires to offer such marketing and distribution assistance.

NOW, THEREFORE, the parties agree as follows:

1. (a) IP OWNERS hereby grant to COURTNEY, upon the terms and conditions herein set forth, the sole and exclusive right and license to distribute, operationally install, and use TableMAX VERSIONS in the United States and Canada, including their territories, protectorates, and possessions (hereinafter "TERRITORY"). During the term(s) of this Agreement, IP OWNERS shall not themselves, and shall not directly or indirectly assist others to, distribute, operationally install, or use TableMAX VERSIONS or any similar machines in TERRITORY and shall not provide TableMAX VERSIONS or any similar machines to persons under circumstances where there is reason to believe that such persons may directly or indirectly cause TableMAX VERSIONS or such similar machines to be distributed, operationally installed, or used in TERRITORY. During the term(s) of this Agreement and for one year thereafter, COURTNEY shall not himself, and shall not directly or indirectly assist others to, distribute, operationally install, or use TableMAX VERSIONS or any similar machines either within or outside of TERRITORY and shall not provide TableMAX VERSIONS or any similar machines to

persons under circumstances where there is reason to believe that such persons may directly or indirectly cause TableMAX VERSIONS or such similar machines to be distributed, operationally installed, or used either within or outside of TERRITORY, except that COURTNEY may distribute, operationally install, and use TableMAX VERSIONS that are acquired pursuant to this Agreement. The term "similar machines" shall not include machines such as conventional slant top or upright casino video game machines.

(b) To the extent that any other agreements between or among IP OWNERS are inconsistent with the terms of or IP OWNERS' obligations under this AGREEMENT, such terms and obligations shall supersede and control the parties' relationship.

(c) The parties anticipate that COURTNEY intends to independently develop an electronic link for jackpots among TableMAX VERSIONS. Such development shall be at COURTNEY's expense, however, IP OWNERS shall cooperate in such development such as by providing computer software protocol for TableMAX VERSIONS for such development.

2. COURTNEY shall use his good faith, reasonable efforts to market and install TableMAX VERSIONS in TERRITORY and to obtain such regulatory approvals as are necessary to lawfully distribute, transport, and install TableMAX VERSIONS in TERRITORY. Recognizing that there are several independent gaming jurisdictions in TERRITORY for which such regulatory approval is necessary and that such approval is usually difficult and expensive to obtain, the parties understand that COURTNEY will at best only gradually exploit TableMAX VERSIONS in TERRITORY. IP OWNERS shall cooperate in obtaining any such approvals. NOVACOR shall promptly endeavor to obtain such regulatory approvals as are necessary to lawfully manufacture TableMAX VERSIONS for use in those jurisdictions in TERRITORY where Courtney reasonably seeks to distribute, transport, or install TableMAX VERSIONS. COURTNEY shall be responsible for insuring that the operation of any TableMAX VERSIONS is authorized

by an appropriate operator's license.. IP OWNERS shall be responsible for, and shall absorb any expenses of, obtaining appropriate manufacturing and machine licensing approvals.

3.(a)(1) COURTNEY will obtain his requirements of TableMAX VERSIONS from NOVACOR, and NOVACOR shall manufacture and supply to COURTNEY his requirements of TableMAX VERSIONS on a timely basis, but not later than sixty (60) days after COURTNEY provides VAI (with a copy to NOVACOR) with a purchase order for TableMAX VERSIONS. NOVACOR may utilize the services of other companies in fulfilling orders through subcontractor, joint venture, and other relationships.

(a)(2) If NOVACOR materially fails to deliver TableMAX VERSIONS in a timely manner as specified in paragraph 3(a)(1) hereof to the locations designated by COURTNEY as specified in paragraph 3(c) hereof or materially fails to deliver TableMAX VERSIONS in good working order and in merchantable condition, then COURTNEY may obtain TableMAX VERSIONS from a third party source without violating the patent or other rights of any of the parties to this Agreement, provided such third party signs appropriate confidentiality and non-compete agreements. IP OWNERS will receive a reasonable royalty for each unit produced not to exceed five percent (5%) of the fair market selling price of such unit.

(b) During the term of this Agreement, VAI or NOVACOR shall charge COURTNEY

) per each TableMAX VERSIONS, with any price increases not to exceed the Cost of Living Index for the United States.

(c) NOVACOR shall deliver TableMAX VERSIONS (F.O.B.) to a shipping dock location at a port in South Africa reasonably designated by COURTNEY and shall adequately insure against any loss during transport prior to such delivery.

(d) IP OWNERS warrant and represent that to the best of their knowledge and belief, COURTNEY's contemplated activities respecting TableMAX VERSIONS

(5) the fifth shipment of twelve TableMAX VERSIONS $190,000.00

COURTNEY shall use his reasonable, good faith efforts to order TableMAX VERSIONS in batches of six and twelve units as set forth above.

(d) COURTNEY will receive no credit or other compensation for any interest on the advance deposit and credit.

(e) Until the advance deposit and credit is exhausted, COURTNEY shall pay any remaining balance of the purchase price as specified in paragraph 4(c) above within thirty (30) days after the delivery of TableMAX VERSIONS to the locations designated by COURTNEY pursuant to paragraph 3(e) hereof. After the advance deposit and credit is exhausted, COURTNEY shall pay fifty percent (50%) of the purchase price of TableMAX VERSIONS with the purchase order and shall pay the remainder within thirty (30) days after the delivery of the TableMAX VERSIONS to the locations designated by COURTNEY pursuant to paragraph 3(e) hereof.

5.(a) The term of the exclusivity of the right and license under paragraph 1 hereof shall be for five (5) years from the effective date of complete execution of this Agreement by all parties. However, if COURTNEY has purchased at least two hundred fifty (250) TableMAX VERSIONS within said five (5) year period, then the exclusivity shall automatically continue for a first renewal period of an additional ten (10) years, and however, if COURTNEY has purchased an additional five hundred (500) TableMAX VERSIONS within said first renewal period, then the exclusivity shall automatically continue for a second renewal period of an additional ten (10) years. If COURTNEY has purchased at least a total of one thousand five hundred (1,500) TableMAX VERSIONS at any time during the term(s) of this Agreement, then the exclusivity shall automatically continue forever.

(b) If a party materially breaches any covenant, warranty, or obligation under this Agreement which materially adversely affects another party and if such material breach has not been cured within thirty (30) days after such other party has given written

notice of such breach and a demand to cure such breach, then the adversely affected party may, within ten (10) days after said thirty (30) day period, provide written notice to the breaching party that this Agreement is terminated effective sixty (60) days later.

(c) Upon any termination of COURTNEY's rights under this Agreement, COURTNEY shall cease using the term "TableMAX" in connection with the marketing, distribution, or sale of COURTNEY's future products and services, except in connection with TableMAX VERSIONS already acquired pursuant to this Agreement.

6. In the event that either party shall breach its representations, covenants, or warranties set forth herein, such party shall indemnify, defend and hold the other party harmless from any claims, losses, demands, costs, expenses, obligations, liabilities damages, recoveries and deficiencies, including attorney's fees, that are suffered or incurred by such party on account of such breach (collectively "Damages"), provided, however, that Damages shall be limited to damages actually incurred and shall not include any alleged consequential or incidental damages or claims of lost profits. COURTNEY's exclusive remedy against IP OWNERS, and IP OWNERS' total liability to COURTNEY, for any losses or damages arising out of any product defect respecting Table MAX VERSIONS shall be the obligation to redesign or rectify any such defect, and in no event shall IP OWNERS be liable to COURTNEY for incidental, consequential, or punitive damages resulting from such default.

7. (a) IP OWNERS shall use their best, reasonable efforts to obtain and maintain patents and other intellectual property related to TableMAX VERSIONS in the TERRITORY.

(b) IP OWNERS shall have the initial right to cause any infringement of such intellectual property to cease if such infringement materially, adversely affects COURTNEY's rights under this Agreement. If IP OWNERS do not exercise such right or do not use good faith, reasonable efforts to cause such infringement to cease, then COURTNEY shall have such right and may initiate infringement lawsuits in the name of

any appropriate IP OWNER or may join as a party in any existing infringement lawsuits brought by such IP OWNER. COURTNEY shall not settle any such lawsuit without IP OWNERS' consent, which shall not be unreasonably withheld. If COURTNEY or any IP OWNER is not a named party in any infringement lawsuit, then such unnamed party shall not share in any recovery. All named parties in any infringement lawsuit shall share any recovery based equitably upon the relative importance of the parties' financial and other contributions in prosecuting such lawsuit.

8.(a) COURTNEY is an individual contractor and not an agent, partner, employee or legal representative or otherwise authorized to act on behalf of IP OWNERS. COURTNEY is not authorized to make any agreement, warranty, covenant or other representation or to create any implied or express obligation on behalf of IP OWNERS.

(b) IP OWNERS are each an individual contractor and not an agent, partner, employee or legal representative or otherwise authorized to act on behalf of COURTNEY. IP OWNERS are not authorized to make any agreement, warranty, covenant or other representation or to create any implied or express obligation on behalf of COURTNEY.

9. Neither the rights, the benefits, nor the obligations under this Agreement shall be assigned or assignable, sublicensed or sublicenseable, or transferred or transferable by IP OWNERS, and any attempted assignment, sublicense, or transfer by IP OWNERS shall be null and void. An assignment, sublicense or transfer shall be deemed to include transactions such as a merger of corporations, sale of bulk assets, sale of controlling stock interest, and the like. IP OWNERS shall not assign or otherwise transfer ownership of any intellectual property covering TableMAX VERSIONS and shall not mortgage or pledge such ownership, except to another IP OWNER, and any such attempted assignment, transfer, mortgage, or pledge shall be null and void. Notwithstanding the foregoing, NOVACOR may transfer and assign its respective

interest in this Agreement (subject to existing agreements with other IP OWNERS) without COURTNEY's consent provided: (1) NOVACOR shall give VAI a right of first good faith negotiation and, if those negotiations are not successful, shall give COURTNEY a right of second good faith negotiation, to acquire such interest, and (2) NOVACOR shall give VAI and COURTNEY one hundred twenty (120) days prior written notification before any such transfer or assignment shall be effective. COURTNEY may freely assign, license, or otherwise transfer his rights, benefits and obligations under this Agreement without needing any approval of any other party, provided COURTNEY promptly provides written notice of the same to IP OWNERS.

10. All notices to be given under this Agreement shall be given or made at the respective address of the parties as set forth above unless notification of a change of address is given in writing. Any notice shall be sent by registered or certified mail and shall be deemed to have been given at the time it is mailed.

11. This Agreement shall be governed by the law of the State of South Carolina.

12. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be held in the regional offices of the Association located in Washington, D.C., U.S.A.

13. IP OWNERS and COURTNEY acknowledge and agree that certain IP OWNERS and COURTNEY information is confidential and proprietary. IP OWNERS and COURTNEY agree not to use the other's confidential and proprietary information during the term of this Agreement and for a period of three (3) years thereafter for any purpose other than as permitted or required for performance by IP OWNERS and COURTNEY hereunder. IP OWNERS and COURTNEY further agree not to disclose or provide any of such confidential and proprietary information to any third party and to

take all necessary measures to prevent any such disclosure by their respective present and future employees, officers, agents, dealers, subsidiaries, contractors, consultants, or sub-distributors during the term(s) of this Agreement and for a period of three (3) years thereafter. Notwithstanding the foregoing, the parties may disclose such information to gaming regulatory authorities and to other parties having a need to know such information in order to effectuate the parties' performance under this Agreement provided that such disclosure is made under appropriate confidentiality obligations.

14. In the event that IP OWNERS develop, discover, or own rights in any modifications to or improvements to the TableMAX VERSIONS they shall promptly disclose such modifications and improvements to COURTNEY in writing, and the right to utilize such modifications and improvements shall be included in the rights granted to COURTNEY under this Agreement.

15. IP OWNERS and COURTNEY shall not advertise, promote, sell or solicit customers for TableMAX VERSIONS outside their respective territories, nor establish any office through which orders are solicited or any depot at which inventories of the TableMAX VERSIONS are stored outside their respective territories without the prior written consent of the other party. IP OWNERS and COURTNEY agree to timely communicate to each other all sales leads or inquiries relating to the product received from sources outside their territories.

16. Each party will promptly notify the other parties upon its learning of any alleged or actual occurrence raising the possibility of the existence of an alleged or actual design, manufacturing, or other defect in the TableMAX VERSIONS. Each party agrees that it will obtain product liability insurance in an amount of at least one million dollars (1,000,000.00) per occurrence covering it with respect to its activities under this Agreement.

17. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in

fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (so long as such labor services cannot be reasonably provided by an alternative source), acts of God or acts, omissions or delays in acting by any governmental authority. Any force majeure will be deemed to have ended as of the date which is thirty (30) days after the termination of such event. The bankruptcy of a party hereto or of any third party shall not be considered a force majeure.

18. Except as otherwise provided herein, IP HOLDERS and COURTNEY make no representation or warranty of any kind, express, or implied, with respect to the TableMAX VERSIONS whether used alone or with other products.

19. In witness hereof, the parties' respective authorized representatives have set their hands here below.

Date: 7-21-2000

ALBERT J. COURTNEY

Albert J. Courtney

Albert J. Courtney, Individually

(Continued)

VEGAS AMUSEMENT, INC.

Date: July 21, 2000

By: Barney Kennedy
Title: President

NOVACOR (PTY) LTD.

Date: 21 July 2000

By: W. J. Van Straaten
Title: Director.

MANDINO TRADING LIMITED

Date: 21 July 2000

By:
Title: S. Brooks DIRECTOR

CRIMSON MULTIMEDIA, INC.

Date: July 21, 2000

By: Barney Kennedy
Title: President

AMENDMENT
TO
EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

This Amendment, effective upon execution, is made by and among Albert J. Courtney, an individual residing at 330 Shaw Road, So. San Francisco, California 94808 (hereinafter "COURTNEY"), Vegas Amusement, Inc., a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568 (hereinafter "VAI"), Novacor, (Pty) Ltd., a South African corporation having a principal place of business at 49 Trafalgar Place Street, Sandzon, South Africa 2146 (hereinafter "NOVACOR"), Mandino Trading Limited, a Channel Islands corporation having a principal place of business at 14 New Street, St. Peter Port, Guernsey, Channel Islands GYI 4LE (hereinafter MANDINO"); and Crimson Multimedia, Inc. a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568 (hereinafter "CRIMSON") (hereinafter VIA, NOVACOR, MANDINO and CRIMSON being jointly and collectively referred to as "IP OWNERS").

WITNESSETH

WHEREAS, the parties entered an Exclusive License and Distribution Agreement effective July 21, 2000 (hereinafter "Agreement") pertaining to a machine for playing video games, especially video casino games known as TableMAX;

WHEREAS, the Agreement contemplated that regulatory approval of such games, as well as an electronic link for jackpots among such games, would be obtained relatively quickly;

WHEREAS, the parties have acted in good faith to obtain such regulatory approval, but such approval has been unexpectedly delayed;

WHEREAS, paragraph 5(a) of the Agreement imposes certain performance standards in order to maintain the exclusivity of the right and license based upon quantities of machines purchased from the effective date of the Agreement; and

WHEREAS, the parties believe it is fair and reasonable to modify the performance standards due to the unexpected delays associated with obtaining regulatory approval.

Now therefore, the parties agree as follows:

1. The first sentence of paragraph 5(a) of the Agreement shall be completely modified to read as follows:

> The term of exclusivity of the right and license under paragraph 1 hereof shall be for five (5) years from the date of GLI approval for California and tribal approval, if any, for

California for TableMAX VERSIONS.

2. The other provisions of the Agreement shall remain in force and effect.

In witness hereof, the parties or their authorized representatives have set their hands below on the dates indicated.

ALBERT J. COURTNEY

Date: ____________________

____
Albert J. Courtney, Individually

VEGAS AMUSEMENT, INC.

Date: ____________________

____
By:
Title:

NOVACOR (PTY) LTD.

Date: ____________________

____
By:
Title:

MANDINO TRADING LIMITED

Date: ____________________

____
By:
Title:

CRIMSON MULTIMEDIA INC.

Date: ____________________

____
By:
Title:

S:\ATTORNEY\Purcell_RJFG\tablemax agreement.wpd

ALBERT J. COURTNEY

Date: ____________

____
Albert J. Courtney, Individually

VEGAS AMUSEMENT, INC.

Date: 11 April 2001

By: James Kennedy
Title: President

NOVACOR (PTY) LTD.

Date: 12 April 2001

By: W.J. Van Staaten
Title: Director

MANDINO TRADING LIMITED

Date: ____________

By:
Title:

CRIMSON MULTIMEDIA INC.

Date: 11 April 2001

By: James Kennedy
Title: President

F:\ATTORNEY\[illegible]

WAIVER AGREEMENT

between

ALBERT J. COURTNEY, an individual residing at 330 Shaw Road, So. San Francisco, California 94080
(hereinafter referred to as "COURTNEY);

VEGAS AMUSEMENT, INC., a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America
(hereinafter referred to as "VAI");

NOVACOR (PTY) LIMITED, a South African corporation having a principal place of business at 49 Trafalgar Place Street, Sandton, 2146, Republic of South Africa
(hereinafter referred to as "NOVACOR");

MANDINO TRADING LIMITED, a Channel Islands corporation having a principal place of business at 14 New Street, St. Peter Port, Guernsey, Channel Islands GY1 4LE
(hereinafter referred to as "MANDINO"); and

CRIMSON MULTIMEDIA, INC., a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America
(hereinafter referred to as "CRIMSON")

<u>RECORDAL</u>

1. COURTNEY, VAI, NOVACOR, MANDINO and CRIMSON are parties to an agreement entitled "EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT" a copy of which is attached hereto as Exhibit 1 and which is referred to hereinafter as the "ELD Agreement".

2. In terms of clause 9 of the ELD Agreement VAI has a right of first good faith negotiation and COURTNEY has a right of second good faith negotiation to acquire NOVACOR's interest in the said ELD Agreement.

3. NOVACOR, CRIMSON and VEGAS are parties to an agreement a copy of which is attached hereto as Exhibit 2 and which is hereinafter referred to as the "AC Agreement".

4. NOVACOR wishes to dispose of an interest in the AC Agreement to Games Marketing Limited (hereinafter referred to as "GML") in terms of an agreement a copy of which is attached hereto as Exhibit 3, which agreement is referred to hereinafter as "the Sale Agreement".

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS

5. If the Sale Agreement is entered into by the relevant parties VAI and COURTNEY, jointly and severally, hereby waive, with effect from the date of signature of this Agreement, their respective rights of first and second good faith negotiation in terms of clause 9 of the ELD Agreement. Such waiver shall be of no force and effect, and the ELD Agreement shall continue without amendment, if the said Sale Agreement is not concluded by the relevant parties.

6. Each party represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder, or that would place it in a position of conflict of interest or be inconsistent or in conflict with its obligations hereunder.

7. Each party agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

8. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail, Federal Express, DHL or other international carrier agreed to by the parties, postage prepaid, and addressed to the appropriate party at the address noted above, unless by such notice a different address shall have been designated.

9. This Agreement shall be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Subject thereto, all questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of South Carolina.

10. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance, or termination that the parties are unable to resolve within ninety (90) days after written notice by any one party to the other parties of the existence of such controversy or dispute, will be submitted to arbitration. The dispute or controversy will be finally settled in arbitration in accordance with rules as agreed to by the parties and failing such agreement in accordance with the rules of the American Arbitration Association. The decision of the arbitrator will be binding and conclusive on the parties, and they will comply with such decision in good faith.

11. No party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by any other party of any of the provisions of this Agreement. Further, the waiver by a party of a particular breach of this Agreement by any other shall not be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

12. No party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labour disputes, and governmental demands or requirements.

13. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

14. This agreement may be executed in multiple original copies, one per party. Not to exceed five copies.

DATED at FT Lauderdale this 31 day of MAY 2001

Albert J. Courtney
ALBERT J. COURTNEY

AS WITNESSES:

1. Mary Rose Diana

2. John E. Ellis

AJC

DATED at Fairdale this 27 day of April 2001

For and on behalf of:
VEGAS AMUSEMENT, INC.

AS WITNESSES:

1. ______________________

2. ______________________

DATED at Fairdale this 27 day of April 2001

For and on behalf of:
NOVACOR (PROPRIETARY) LIMITED

AS WITNESSES:

1. ______________________

2. ______________________

DATED at Germany this 8 day of May 2001

For and on behalf of:
MANDINO TRADING LIMITED

AS WITNESSES:

1. ______________________

2. S Fetonche

DATED at Fairdale this 27 day of April 2001

For and on behalf of:
CRIMSON MULTIMEDIA, INC.

As Witnesses:

1.

ASSIGNMENT OF CONTRACT RIGHTS

This Assignment, effective April 18, 2003, is made by and between Albert J. Courtney, an individual residing at 330 Shaw Road, So. San Francisco, California 94080 (hereinafter "COURTNEY"); Games Marketing Limited, an Irish corporation having a principal place of business at Mount Verndon, Rochestown Road, Cork, Ireland (hereinafter "GML"); and NatWest Gaming, LLC, a Delaware limited liability company having a principal place of business at 8008 St. Andrews Church Road, Louisville, Kentucky 40258 (hereinafter "NATWEST"),

WITNESSETH

WHEREAS, COURTNEY is a party to an Exclusive License and Distribution Agreement effective July 21, 2000 (hereinafter "DISTRIBUTION AGREEMENT") whereby COURTNEY was granted a sole and exclusive right and license to distribute, operationally install, and use video casino games known as "TableMAX", a copy of which DISTRIBUTION AGREEMENT is attached hereto as Exhibit A;

WHEREAS, GML is a party to a Sale Agreement effective May 2, 2001 (hereinafter "SALE AGREEMENT") whereby GML was granted rights to manufacture TableMAX games, a copy of which SALE AGREEMENT is attached hereto as Exhibit B;

WHEREAS, NATWEST wishes to acquire all of COURTNEY'S rights and to assume all of COURTNEY's obligations under DISTRIBUTION AGREEMENT and to acquire all of GML's rights and to assume all of GML's obligations under SALE AGREEMENT.

Now, therefore, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged by all parties, the parties agree as follows:

1. COURTNEY hereby assigns, sells, and transfers to NATWEST all of his rights and obligations under DISTRIBUTION AGREEMENT, and NATWEST accepts such rights and assumes such obligations.

2. GML hereby assigns, sells, and transfers to NATWEST all of its rights and obligations under SALE AGREEMENT, and NATWEST accepts such rights and assumes such obligations.

3. COURTNEY shall promptly notify in writing the other parties to DISTRIBUTION AGREEMENT of this Assignment, as required under paragraph 9 of DISTRIBUTION AGREEMENT.

In witness hereof, the parties or their authorized representatives have set their hands below on the dates indicated.

ALBERT J. COURTNEY

Date: 4-22.03

Albert J. Courtney, Individually

GAMES MARKETING LIMITED

Date: 4 21 03

By: Donald W. Jones, President

NATWEST GAMING, LLC

Date: 4 21 03

By: Donald W. Jones, President

Exhibit B

North American Manufacturing Agreement, as amended

SALE AGREEMENT

between

NOVACOR (PROPRIETARY) LIMITED
a company incorporated according to the laws of the
Republic of South Africa
of 49 Trafalgar Place Street, Sandton, 2146, Republic of South Africa
(hereinafter referred to as "NOVACOR")

and

GAMES MARKETING LIMITED
a company incorporated according to the laws of
Ireland
of Mount Verndon, Rochestown Road, Cork, Ireland
(hereinafter referred to as "GML")

and

VEGAS AMUSEMENT, INC.
a South Carolina corporation having a principal place of business at
2819 Old Buck Creek Road, Longs, South Carolina 29568,
United States of America
(hereinafter referred to as "VEGAS");

and

CRIMSON MULTIMEDIA, INC.
a South Carolina corporation having a principal place of business at
2819 Old Buck Creek Road, Longs, South Carolina 29568,
United States of America
(hereinafter referred to as "CRIMSON")

RECORDAL

1. NOVACOR is party to an agreement with CRIMSON and VEGAS, a copy of which Agreement is attached hereto as Exhibit 1, which agreement is referred to hereinafter as "the AC Agreement".

2. NOVACOR wishes to cede, transfer and assign its rights and delegate its future obligations in terms of the AC Agreement to GML.

cl SC A

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS

3. With effect from 2 May 2001 ("the Effective Date") NOVACOR hereby cedes, transfers and assigns all of its rights, and delegates all of its future obligations, in terms of the AC Agreement to GML so that, for all purposes apart from NOVACOR's obligations in terms of the AC Agreement which arose prior to the Effective Date, GML is substituted for NOVACOR in terms of the AC Agreement.

4. Upon full execution of this Agreement GML will immediately pay to NOVACOR or NOVACOR's nominee the sum of $200,000.00 and within ninety days of full execution of this Agreement GML will pay to NOVACOR or NOVACOR's nominee the additional sum of $300,000.00. Payment shall be effected at such address as NOVACOR at the time shall specify.

5. NOVACOR hereby assigns, and undertakes to disclose, to GML in respect of the United States of America and Canada only ("the Agreement Territory") all of its trade secrets and know-how in respect of the Products (as defined in the AC Agreement) and NOVACOR's business in the Products.

6. NOVACOR hereby assigns, and undertakes to deliver, to GML copies of all manufacturing data packs, manufacturing plans, schematics, diagrams, supplier information, cost analyses, installation procedures and other documentation respecting the manufacture of the Products, which NOVACOR represents and warrants shall be sufficient for GML or its nominee to manufacture such Products without experimentation or unreasonable delay.

7. NOVACOR shall, forthwith upon the Effective Date, exercise due diligence in colleting the information referred to in clauses 5 and 6 ("the Information") and shall effect the disclosure of clause 5 and the delivery of clause 6 within six weeks of the Effective Date.

8. Delivery of the material referred to in clause 6 shall be effected by courier to Mr Donny Jones on behalf of GML.

9. GML undertakes, in respect of the Information that:

9.1 it will not, directly or indirectly, for any purpose, make use of any of the Information outside of the Agreement Territory, and

Of BA

9.2 it will not disclose any of the Information to a third party for use outside of the Agreement Territory.

10. NOVACOR undertakes to assist GML or its nominee, in connection with the manufacture of the Products, as follows:

10.1 at a time acceptable to NOVACOR and GML and for a maximum period of two weeks to provide training to GML personnel, at NOVACOR's premises in South Africa, in respect of the manufacture of the Products. The direct cost of training will be borne by NOVACOR but all expenses relating to or incurred by such GML personnel including salaries, accommodation, travel and incidental costs will be for the account of GML;

10.2 for a period of two years from the Effective Date to provide, free of charge, reasonable consultancy services by way of telephone, facsimile or e-mail, in respect of problems relating to the manufacture of the Products; and

10.3 at any time within a period of two years from the Effective Date to make available to GML, at GML's premises outside South Africa, training and on the spot assistance in respect of the manufacture of the Products on such reasonable terms and conditions as the parties may agree to at the time. All expenses relating to or incurred by NOVACOR in this respect including salaries, accommodation, travel and incidental costs will be for the account of GML.

11. NOVACOR undertakes, except as may expressly be authorised otherwise in writing by GML, that within the Agreement Territory it will not, for a period of fifteen years from the Effective Date, manufacture Products or deal in multiplayer video games in competition with GML or its nominee in connection with the Products.

12. GML hereby grants to NOVACOR, and to the extent which may be necessary undertakes to procure, the exclusive, royalty-free rights and sub-licence under certain intellectual property held by GML to manufacture, distribute and market in the Republic of South Africa in any software lease only fashion, TableMAX machines offering Caribbean Stud, Caribbean Draw, or Blackjack & Aces games or games or game functions based on or derived therefrom, or utilising subject matter of any patent or other intellectual property owned or controlled by Donny Jones and/or GML. NOVACOR shall operate such games in accordance with rules, payouts, graphics, and other standards, reasonably designated by GML.

A 8SA

13. NOVACOR shall continue to provide approximately 44 TableMAX machines to ALBERT J. COURTNEY or his assignee, in accordance with an EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT dated effective July 21, 2000.

14. Recognising that GML or its nominee may not be able to manufacture TableMAX machines soon after the Effective Date NOVACOR shall be available at GML's request to manufacture such TableMAX machines for distribution by or on behalf of GML and shall for two years after the Effective Date:

14.1 maintain its gaming licences in good standing;

14.2 assist at GML's expense, on reasonable terms to be settled by the parties at the time, in obtaining gaming licences for such TableMAX machines;

14.3 maintain a facility in the Republic of South Africa capable of manufacturing at least twelve such TableMAX machines per month. Each order shall be accompanied by full payment to NOVACOR of the cost to NOVACOR of manufacturing the TableMAX machines (components and labour) and delivery of the TableMAX machines shall be made on an FOB basis by NOVACOR within 8 weeks of the date of such payment. Upon such delivery GML shall pay NOVACOR the additional sum of $5000 (five thousand dollars) per TableMAX machine. All costs arising after such FOB delivery will be for the account of GML;

14.4 supply such parts for TableMAX machines which GML may require with a delivery period to be notified to GML at the time and at a price which is payable by GML upon delivery made on an FOB basis and which equals NOVACOR's cost price in making or providing such parts plus a mark-up of 25%. All costs arising after such FOB delivery will be for the account of GML; and

14.5 facilitate freight, shipping and customs clearance in respect of TableMAX machines and parts therefor supplied by NOVACOR to GML in terms hereof. All charges relating thereto shall be for the account of GML.

15. It is acknowledged by the parties that delivery of TableMAX machines and parts as per clauses 14.3 and 14.4 respectively will be effected and expedited by NOVACOR in the same general way as NOVACOR currently effects delivery of such items to Golden Eagle Gaming Inc in California.

16. GML shall not supply nor make available any TableMAX machines or parts therefor for use outside the Agreement Territory.

[initials]

17. NOVACOR hereby offers GML the right of first good faith negotiation to acquire NOVACOR's rights in respect of the Product in the Republic of South Africa. If a satisfactory agreement cannot be reached by GML and NOVACOR within 30 days of commencing negotiations then NOVACOR shall be entitled to negotiate with a third party to acquire such rights.

18. VEGAS hereby waives its claim against NOVACOR for the sum of $140,000.00 (one hundred and forty thousand dollars) owed to VEGAS by NOVACOR. VEGAS and NOVACOR will co-operate to structure the waiver so as to minimise tax consequences of the waiver to VEGAS and NOVACOR.

19. NOVACOR undertakes to continue assisting CRIMSON MULTIMEDIA (PROPRIETARY) LIMITED, a company related to CRIMSON, in connection with current licensing of South African suppliers licensed under Gauteng (Republic of South Africa) jurisdiction.

20. NOVACOR undertakes to permit CRIMSON, solely at CRIMSON's expense, to submit new software versions, engineering and other modifications for TableMAX games to GLI and other gaming regulatory agencies under NOVACOR's gaming manufacturing licence, to obtain regulatory approval from GLI and such agencies, as the case may be, for specific gaming jurisdictions.

21. Each of VEGAS, CRIMSON and NOVACOR warrants that as at the Effective Date and to the best of its knowledge and belief:

21.1 there are no allegations that the manufacture, distribution or lease of TableMAX machines pursuant to this Agreement, in the Agreement Territory, might be claimed to be an infringement of any patent, trade mark, copyright, trade secret or other intellectual property right of any third party;

21.2 the conclusion or implementation of this Agreement would not be claimed as giving rise to a breach of contract or other illegality; and

21.3 there are no allegations that any patents, trade marks or copyrights relating to the TableMAX machines are invalid or unenforceable or owned by any third party.

22. Each of VEGAS, CRIMSON and NOVACOR warrants and represents to GML that in respect of the Agreement Territory:

22.1 there have been no amendments or modifications to the AC Agreement which is in the form contained in Exhibit 1 hereto; and

22.1 as at the Effective Date the Development Costs for the purposes of clause 6 of the AC Agreement are zero.

23. NOVACOR warrants and represents that by entering into this Agreement NOVACOR is not breaching any right of first refusal or similar relationship with a company known as Universal or any other entity.

24. GML undertakes that in its dealings in the TableMAX machines in the Agreement Territory it will take into account the reasonable requirements and comments of NOVACOR regarding the broad development of the trade mark TableMAX. GML recognises that NOVACOR has rights to the trade mark TableMAX outside the Agreement Territory and that it is important to NOVACOR to ensure consistent usage of the trade mark TableMAX inside and outside the Agreement Territory. NOVACOR undertakes that, subject to the circumstances, it will continue to apply the same standards to the use of the trade mark TableMAX in the Agreement Territory as which it has hitherto applied.

MISCELLANEOUS

25. Should any party commit a material breach in its obligations hereunder, or should any of the representations of any party prove to be untrue in any material respect, any other party may, at its option, terminate this Agreement by written notice to the other parties. Such notice shall identify and describe the default upon which termination is based. The defaulting party shall have thirty days to cure such default, which, if effected, shall prevent termination by virtue of such default.

26. Each party represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements which would render it incapable of satisfactorily performing its obligations hereunder, or which would place it in a position of conflict of interest or be inconsistent or in conflict with its obligations hereunder.

27. Each party agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

28. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the mail, Federal Express, DHL or other international carrier agreed to by the parties, postage prepaid, and addressed to the appropriate party at the respective address noted above, unless by such notice a different address shall have been designated.

29. This Agreement shall be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Subject thereto, all questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of South Carolina.

30. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance, or termination that the parties are unable to resolve within thirty days after written notice by any one party to the other parties of the existence of such controversy or dispute, will be submitted to arbitration. The dispute or controversy will be finally settled in arbitration in accordance with rules as agreed to by the parties and failing such agreement in accordance with the rules of the American Arbitration Association. The decision of the arbitrator will be binding and conclusive on the parties, and they will comply with such decision in good faith.

31. No party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by any other party of any of the provisions of this Agreement. Further, the waiver by a party of a particular breach of this Agreement by any other party shall not be construed as or constitute a continuing waiver of such breach or of other breaches of the same or other provisions of this Agreement.

32. No party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labour disputes, and governmental demands or requirements.

33. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all

proposals (oral or written), understandings, representations, conditions, warranties, covenants, and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by all parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

34. Each party undertakes to keep the provisions of this Agreement confidential for a period of three years from the Effective Date.

35. This Agreement may be executed in multiple original copies, one per party. Not to exceed four copies.

DATED at FERNDALE this 27 day of APRIL 2001

For and on behalf of:
NOVACOR (PROPRIETARY) LIMITED

AS WITNESSES:

1. Buddy Tinky Pace

2. Cav Brant

DATED at this day of 2001

For and on behalf of:
GAMES MARKETING LIMITED

AS WITNESSES:

1. Suzanne Boles

2. Michael Cossell

DATED at Ferndale this 27th day of April 2001

For and on behalf of:
VEGAS AMUSEMENT, INC.

D4:26.4.01
L.11639/bjt

AS WITNESSES:

1. [signature]

2. [signature]

DATED at Ferndale this 27th day of April 2001

[signature]

For and on behalf of:
CRIMSON MULTIMEDIA, INC.

AS WITNESSES:

1. [signature]

2. [signature]

EXHIBIT AC

AMERICAN AND CANADIAN AGREEMENT

THIS AGREEMENT (hereinafter "Agreement") is effective as of the 10th day of June, 2000, by and among Crimson Multimedia, Inc. (hereinafter "Crimson"), having an address for purposes of this Agreement at 2819 Old Buck Creek Road, Longs, SC 29568 and Novacor (Pty) Ltd. (hereinafter "Novacor"), having an address for purposes of this Agreement at 49 Trafalgar Place Street, Sandton, 2146, Republic of South Africa, and Vegas Amusement, Inc., (hereinafter "Vegas") having an address for purposes of this Agreement at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America:

WITNESSETH:

WHEREAS, in respect of the Agreement Territory (as hereinafter defined) Vegas is the owner of rights to the mark TABLEMAX and is the manufacturer of a multi-player video gaming machine marketed under the TABLEMAX mark;

WHEREAS, in respect of the Agreement Territory Vegas owns certain patents (the "Patents") and trademarks related to multi-player video gaming machines and has granted license rights under the Patents to Novacor for production of the TABLEMAX video game;

WHEREAS, in respect of the Agreement Territory Crimson owns certain copyrights and other proprietary rights in certain computer programs, including audio and visual graphic components thereof, and related documentation that are the subject of this Agreement (hereinafter defined as the "Code");

WHEREAS, Novacor desires to market the Code for use in the TABLEMAX video game and other multi-player video gaming machines (hereinafter defined as the Products); and

NOW, THEREFORE, in consideration of the premises, and of the obligations herein made and undertaken, the parties hereto do hereby covenant and agree as follows:

Section 1

DEFINITIONS

For the purposes of this Agreement, the definitions set forth in this Section shall apply to the respective capitalized terms:

1.1. **"Agreement Territory"** shall include the following countries: the United States of America and Canada.

1.2. **"Authorized End-User Products."** Products that may be sold and/or leased to third-

party end users, either directly or through distributors, pursuant to this Agreement.

1.3. **"Code."** Executable computer programs in object (i.e. machine-readable) code, including game software, management software and operating system software, written for operation as part of the TABLEMAX video gaming machine and other multiplayer video gaming machines.

1.4. **"Other TABLEMAX Software"** End User copies of software used on the TABLEMAX game other than the Code. (e.g. Windows NT 4.0, System Drivers and Tools)

1.5 **"Development Costs."** Costs respectively incurred in the Agreement Territory by Novacor and Crimson in developing the TABLEMAX game and the Code, which shall include costs incurred by Novacor and by Crimson in obtaining intellectual property protection in the Agreement Territory for the TABLEMAX game and the Code, since 1 January 1999. Crimson's Development Costs include costs incurred by Vegas on behalf of Crimson. Crimson's Development Costs do not include related engineering costs, or other costs related to obtaining intellectual property protection related to multiplayer video gaming machines, incurred prior to 1 January 1999. No employee of Crimson or Novacor' salary will count as development cost.

1.6. **"Distributor Costs."** For a given Product, the difference between the purchase and/or lease price paid by a third-party end user for said Product to a distributor and the amount paid by the distributor to Novacor for said Product. In no event will distributor costs exceed 30% of the purchase and/or lease price paid by a third-party end user.

1.7. **"Included Component Costs."** For each Product, the cost to Novacor and Crimson of Product components respectively provided by Novacor and Crimson.

1.8. **"End-User."** A party to whom a Product is sold and/or leased, either by Novacor directly or through a distributor, under the bona fide intent that said party will itself operate said Product for its intended purpose as a video gaming machine.

1.9. **"Novacor License."** An agreement between Novacor and End-Users under which Products will be provided to such End-Users. The Novacor License will contain as a sub section Crimson's End-User software license in its entirety.

1.10. **"Overhead."** – $2250 (USD) per Product allocated to Novacor for its expenses and costs, other than Included Component Costs, in manufacturing said Product. The figure will be reviewed annually and adjusted accordingly, but will not exceed 10% of Product cost.

1.11. **"Patents."** Vegas's patent(s) and patent application(s) anywhere in the Agreement Territory relating to video gaming technology (Attachment A), and all reissues, reexaminations and continuations thereof, and all foreign and international patents and

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patent applications in the Agreement Territory claiming priority thereto under international convention.

1.12. **"Products."** TABLEMAX games and other multiplayer video gaming machines.

1.13. **"Profit."** For an Outright Sale (defined in section 6), the sales price to an End- User of a Product minus (i) Included Component Costs, (ii) Overhead and (iii) Distributor Costs, (iv) royalties to Game Patent Owners if any. For a Lease (defined in section 6), the lease payment from an End-User of a Product minus Distributor Costs and royalties to Game Patent Owner's, and costs of financing lease, if any, For a Sale/Lease (defined in section 6), the sales price to an End-User of a Product minus (i) Included Component Costs, (ii) Overhead and (iii) Distributor Costs, (iv) royalties to Game Patent Owners if any, and the lease payment from said End-User minus Distributor Costs and royalties to Game Patent Owner's, if any.

1.14. **"Multi-Player Video Gaming Machines"** gaming machines that have more than one player station that meet gaming machine regulations for use in legal gaming jurisdictions (i.e. Casino's, Route Gaming markets).

1.15. **"Game Patent Owners."** Owners of patent rights and/or trademarks of certain games and/or gaming functions that are included in the Code.

1.16 **"Proprietary Information."** That part of information relating to multiplayer video gaming machines and/or gaming software furnished by a first party to a second party that has been originated by or is peculiarly within the knowledge of the first party and is subject to protection under recognized legal principles, provided that no element of said information will be considered Proprietary Information if it is or becomes in the public domain for reasons other than breach of this Agreement by the second party or if it was in possession of the second party prior to disclosure to it by the first party pursuant to this Agreement or if it comes into the second party's possession through channels independent of the first party and without breach of this Agreement.

Section 2

CRIMSON'S OBLIGATIONS

2.1. **Deliveries.** Crimson shall deliver to Novacor copies of the Code in object code form on storage media. Crimson shall install and configure Other TABLEMAX Software on storage media. Crimson will provide specifications for TableMAX game computers.

2.2. Crimson will not provide and/or license any software for any multi-player video gaming machine, except those manufactured by Novacor, during the term of this Agreement unless provided for in this Agreement or by subsequent agreement between Novacor and Crimson. Crimson will use reasonable efforts to develop new games for the TableMAX platform.

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2.3. **Confidentiality.** Crimson will not at any time prior to five years from termination of this Agreement, without written consent of Novacor, use Novacor's Proprietary Information beyond the scope of Crimson's rights and obligations pursuant to this Agreement and will not disclose said Proprietary Information to others, except to those of its employees that have need to know such information in performance of their duties and who agree in writing to be bound by the terms of this Confidentiality provision.

Section 3

NOVACOR'S OBLIGATIONS

3.1. **Manufacturing of Products.** Novacor shall manufacture the Products and will incorporate the Code therein. Except as expressly provided by this Agreement, Novacor agrees to use only the Code in the Products to the exclusion of any non-Crimson authorized software and agrees not to manufacture or distribute any multi-player video gaming machine that does not include the Code.

3.2. **Confidentiality.** Novacor will not at any time prior to five years from termination of this Agreement, without written consent of Crimson, use Crimson's Proprietary Information beyond the scope of Novacor's rights and obligations pursuant to this Agreement and will not disclose said Proprietary Information to others, except to those of its employees that have need to know such information in performance of their duties and who agree in writing to be bound by the terms of this Confidentiality provision.

3.3. **Profits.** Novacor shall pay a percentage of the Profits from the sale of the Products to Crimson and Vegas in accordance with Section 6.

Section 4

VEGAS'S OBLIGATIONS

For and in consideration of the royalties to be paid to Vegas pursuant to this Agreement, Vegas agrees not to license the Patents to any third party. Vegas's grant of license rights for the Patents shall be exclusive to Crimson and Novacor in the Agreement Territory during the term of this Agreement.

Section 5

GRANT OF LICENSE

Crimson hereby grants to Novacor, in the Agreement Territory, an exclusive right and license to take the following actions:

5.1 Incorporate the Code supplied by Crimson into the Products; and

5.2 Sell and/or lease to End-Users, directly or through a distributor, and pursuant to Novacor Licenses, the Code as included in Products pursuant to this Agreement.

5.3 Novacor is not authorized to copy, modify, change, reverse assemble, reverse compile or reverse engineer the Code in any way.

5.4 **Ability to Decline Participation in other multiplayer video games.** Both Novacor and Crimson have the right to decline participation in the development and/or manufacturing of multiplayer video gaming machines other than the TABLEMAX game. If Crimson declines such participation in writing to Novacor, or if Crimson fails to respond in good faith in writing within 30 days to Novacor after receiving written notice from Novacor requesting such participation, Novacor may independently develop, manufacture and distribute said device having software other than the Code, provided that said device does not include any of Crimson's Proprietary Information and said software is not copied from the Code in whole or in part and does not otherwise infringe any rights of Crimson. If Novacor declines such participation in writing to Crimson, or if Novacor fails to respond in good faith in writing within 30 days to Crimson after receiving written notice from Crimson requesting such participation, Crimson may independently develop, manufacture and distribute said device, provided that said device does not include any of Novacor's Proprietary Information and does not infringe any rights of Novacor.

Section 6

DISTRIBUTION OF PAYMENTS

6.1. **Percentage Profits.** After recoupment of Development Costs as set forth above, the parties agree to royalty payments through division of the Profits as set forth below. The allocation of Profits will vary based upon the type of transaction.

6.1.1. **Outright Sale.** Under certain circumstances, Novacor may sell the Products to a third-party customer for lump sum payment. The sales price to an End-User for any Product under an Outright Sale will not be less than $45,000 (USD) unless agreed to by Novacor and Crimson, and such agreement will not be unreasonably withheld. For Outright Sales, the Profits shall be paid as follows:

6.1.1.1. 10% of Profits for all Outright Sales in the Agreement Territory shall be paid to Vegas.

6.1.1.2. Until Development Costs are fully recovered, Crimson and Novacor will divide the remaining Profits, each receiving a share equal to the percentage of Development Costs allocated to it. Following recovery of Development Costs, Crimson and Novacor will divide the remaining Profits equally.

6.1.2. **Lease.** Under certain circumstances, Novacor may lease the Products to third

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parties in exchange or regular lease payments. The End-User lease payment for any Product under a Lease will not be less than $2,000 (USD) per month unless agreed to by Novacor and Crimson, and such agreement will not be unreasonably withheld. For Leases, the profits shall be paid as follows:

6.1.2.1. Vegas shall receive 10% of the Profits attributable to Leases in the Agreement Territory.

6.1.2.2. Until Included Component Costs and Overhead are recovered for a given Product, Crimson and Novacor will divide the remaining Profits, each receiving a share equal to the percentage of Included Component Costs allocated to it.

6.1.2.3. After Included Component Costs and Overhead are recovered for a given Product, and until Development Costs are fully recovered, Crimson and Novacor will divide the remaining Profits, each receiving a share equal to the percentage of Development Costs allocated to it. Following recovery of Development Costs, Crimson and Novacor shall divide the remaining Profits from said Product equally.

6.1.3. **Sale/Lease.** Under certain circumstances, Novacor may sell TableMAX or similar multi-player video gaming machines, but lease the Code to third-party customers. The sales price to an End-User under a sale/lease will not be less than $45,000 (USD), and the lease payment will not be less than $375 (USD) per month, unless agreed to by Novacor and Crimson, and such agreement will not be unreasonably withheld. For sale/lease transactions, the profits shall be paid as follows:

6.1.3.1. Vegas shall receive an agreed upon percentage not to exceed 10% of the profits attributable to sales in the Agreement Territory.

6.1.3.2. Until Development Costs are fully recovered, Crimson and Novacor will divide the remaining Profits, each receiving a share equal to the percentage of Development Costs allocated to it. Following recovery of Development Costs, Crimson and Novacor shall divide the remaining profits equally.

6.2. Timeliness of Profit Payments: Novacor shall pay Vegas and Crimson within 30 days from receipt of final payment on Outright Sales. Payment will be within 30 days for Leases and Sale/leases upon receipt of payment.

6.3. Upon request of Novacor, Crimson, or Vegas at mutually agreeable times no more frequently than quarterly, the other parties hereby gives authorization to the requesting party to conduct a full audit investigation at the requesting party's expense into the accounting and banking accounts of the other parties relating to the subject matter of this Agreement.

Section 7

MARKING OF PRODUCTS

All Code, including video displays thereof, shall be marked with Crimson's copyright notice. All Products offered by Novacor shall display Crimson's copyright notices as specified above, together with Novacor's own copyright notices and/or trademarks for TableMAX or similar multi-player video gaming machines and Vegas's Patent numbers.

Section 8

TERM OF AGREEMENT

The term of this Agreement shall commence on the date hereof and continue for a period of fifteen (15) years, unless sooner terminated under Section 9.

Section 9

TERMINATION; EFFECT OF TERMINATION

9.1 **Expiration and Renewal.** Upon expiration of the fifteen (15) year term, the Agreement shall automatically renew for successive one year terms until any party elects to terminate upon thirty (30) days prior written notice.

9.2 **Breach.** Should any party commit a material breach in its obligations hereunder, or should any of the representations of any party prove to be untrue in any material respect, any other party may, at its option, terminate this Agreement by written notice to the other parties. Such notice shall identify and describe the default upon which termination is based. The defaulting party shall have thirty (30) days to cure such default, which, if effected, shall prevent termination by virtue of such default.

9.3 **Survival.** Notwithstanding the foregoing, and notwithstanding termination of this Agreement, Novacor shall retain the right to continue to support Authorized End-User Copies that have been completed, marketed, and installed pursuant to the Novacor License prior to the effective date of termination, subject to continued payment of applicable royalties to Crimson and Vegas.

9.4 **Special Termination Rights.** Notwithstanding the foregoing, and notwithstanding any other provision of this Agreement, Crimson and Vegas may terminate this Agreement and any rights that otherwise would survive termination hereof for nonpayment of royalties, upon thirty (30) days written notice.

9.5 **Continuation of Payment.** Nothwithstanding the foregoing, and notwithstanding any other provision of this Agreement, Crimson and Vegas shall continue to be entitled to royalties set forth in Section 6 that have accrued or shall accrue and become due and

X [initials]

owing to Crimson and Vegas with respect to Products.

Section 10

INDEMNIFICATION

10.1 **Crimson Indemnification.** Crimson agrees to, and does hereby, indemnify and hold harmless Novacor from any and all claims, demands, or actions alleging that the Code or Documentation, including any Enhancements, in the form delivered by Crimson, infringes or abridges any third-party rights in copyright, trade secret, or other intellectual property rights.

10.2 **Novacor Indemnification.** Novacor agrees to, and does hereby, indemnify and hold harmless Crimson from any and all claims, demands, or actions from or relating to Products, or use by customers of Products, and based on or related to Novacor's performance, nonperformance, infringement of third-party intellectual property rights, representations or statements made, or other actions with respect to Products.

10.3 Crimson and Novacor agree to indemnify each other for each other's actions.

10.4 **Conditions.** The foregoing indemnities shall be contingent upon the party seeking to enforce the indemnity against the other party (1) giving written notice to the other party of any claim, demand, or action for which indemnity is sought; (2) fully cooperating in the defense or settlement of any such claim, demand, or action; and (3) obtaining the prior written agreement of the indemnifying party to any settlement or proposal of settlement.

Section 11

MISCELLANEOUS

11.1.1. **Transferability.** Novacor, Vegas and/or Crimson may sell, borrow against, or otherwise encumber their respective share of Profits under this Agreement without notification to any of the other parties. Such encumbrance by one party will not be binding upon any of the other parties.

11.1.2 Each party is entitled, on notice to the other parties, to cede, transfer and assign all of its rights and delegate all of its future obligations as from the date of such notice in terms of this Agreement to a third party so that, for all purposes, such third party is substituted for the party in terms of this Agreement. Such substitution by such party will be binding upon the other parties.

11.2 **Existence of Other Agreements.** The parties hereto recognize that a distribution agreement related to amusement/redemption games for non-gaming/non-approved markets exists between Vegas and Brian McGregor and that said agreement does not violate any term of this Agreement. The parties hereto anticipate distributor agreements

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related to Products made pursuant to this Agreement between Novacor and Technical Casino Supplies (TCS) and between Novacor and Donny Jones.

11.3 No Assertion of Rights. It is expressly understood and agreed that, as between Crimson and Novacor, all right, title, and interest in the trademark "TABLEMAX" vests solely and exclusively with Novacor. The Code and related documentation, including any enhancements to the Code and/or documentation, and any other material furnished to Novacor under this Agreement vests solely and exclusively with Crimson.

11.4 No Conflict of Interest. Novacor, Crimson and Vegas each represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements that would render it incapable of satisfactorily performing its obligations hereunder, or that would place it in a position of conflict of interest or be inconsistent or in conflict with its obligations hereunder.

11.5 Compliance with Law. Novacor, Crimson and Vegas agree that they shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

11.6 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail, Federal Express, DHL or other international carrier agreed to by the parties, postage prepaid, and addressed to the appropriate party at the address noted above, unless by such notice a different address shall have been designated.

11.7 Governing Laws. This Agreement shall be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods. Subject thereto, all questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of South Carolina.

11.8 Arbitration. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance, or termination that the parties are unable to resolve within ninety (90) days after written notice by any one party to the other parties of the existence of such controversy or dispute, will be submitted to arbitration. The dispute or controversy will be finally settled in arbitration in accordance with rules as agreed to by the parties and failing such agreement in accordance with the rules of the American Arbitration Association. The institution of any arbitration hereunder will not prevent payments pursuant to section 6. The decision of the arbitrator will be binding and conclusive on the parties, and they will comply with such decision in good faith.

11.9 No Waiver. No party shall by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by any other party of any of the provisions of this Agreement. Further, the waiver by a party of a particular breach of this Agreement by any other shall not be construed as or constitute a continuing waiver of

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such breach or of other breaches of the same or other provisions of this Agreement.

11.10 **Force Majeure.** No party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

11.11 **Scope of Agreement; Amendment.** The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and other communications between the parties relating hereto. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and is signed by both parties, and no other act, document, usage, or custom shall be deemed to amend this Agreement.

11.12 This agreement may be executed in multiple original copies, one per party. Not to exceed three copies.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below.

Crimson Multimedia, Inc.
By: John J. [illegible]
Print name:
Title: Pres.
Date: 4/20/01

Novacor (Pty) Ltd.
By: William Johannes, [illegible]
Print Name: Title:
Date: 27 April 2001

Vegas Amusement, Inc.
By: James [illegible]
Print Name:
Title: Pres.
Date: 4/20/01

As Witnesses:
1. [illegible]
2. [illegible]

D3:25/4/01
L.11642-AC/bjt

Notice of intent to sell Novacor's (Pty) Ltd. rights and interests.

1. Courtney, VAI, Novacor, Mandino and Crimson are parties to an agreement effective July 21, 2000.

2. With reference to clause 9 of the above agreement, Novacor hereby gives VAI a right of first good faith negotiation to acquire Novacor's interests.

3. Also, with reference to the above-mentioned clause 9, Novacor hereby informs Courtney that Novacor has given VAI the right as per 2 above.

Novacor (Pty) Ltd.

....

By: W. J. VAN STRAATCH
Title: DIRECTOR.
Date: 21 · 02 · 2001

Above notice delivered to:

- VAI (by hand)

Received by:

....................Pres....

Name:
Date:

- Courtney (by DHL, airway bill no. 3613183770)

2002

AGREEMENT

Between

NOVACOR (PROPRIETARY) LIMITED
of 49 Trafalgar Street, Sandton, South Africa

(hereinafter "Novacor")

and

CRIMSON MULTIMEDIA INC.
of 2819 Old Buck Creek Road, Longs, SC 29568

(hereinafter "Crimson")

And

VEGAS AMUSEMENT INC.
of 2819 Old Buck Creek Road, Longs, SC 29568

(hereinafter "Vegas")

1/9/02

In respect to final payment of $175,000 (USD) for purchase of NOVACOR interest in USA/Canada TableMAX Manufacturing Rights as per Novacor faxed letter "Payment of US and Canadian Rights" dated December 2, 2001 attached here to a copy:

THE PARTIES AGREE AS FOLLOWS:

1. Novacor agrees to waive claim to outstanding $175,000 payment schedule on sale of USA/CANADA agreement and collect said sum as follows:

   Novacor will keep all profit from TableMAX games sold until debt amount, $175,000 is paid as follows.

   Amount paid for TableMAX game to Novacor, Less Costs of Goods, $2500 Manufacturing Fee, and any applicable Shipping = Profit.

   The debt will be retired at a rate of 50% of profit until the $175,000 is paid.

BA.

Page 1

Signed at Ferndale on this day of Jan 9th 2002 in the presence the undersigned witnesses:

Witness:

1. ______________________

2. ______________________

(signature of witness)

____

Vegas Amusement, Inc.

Signed at Ferndale on this day of Jan 9th 2002 in the presence the undersigned witnesses:

Witness:

3. ______________________

4. ______________________

(signature of witness)

____

Crimson Multimedia, Inc.

Signed at [illegible] on this day of Jan [illegible] 2002 in the presence the undersigned witnesses:

Witness:

5. ______________________

6. ______________________

(signature of witness)

____

Novacor (Pty) Ltd.

Exhibit C

Acknowledgement and Confirmation Agreement

AGREEMENT

Come the parties hereto, NOVACOR (PROPRIETARY) LIMITED, a company incorporated according to the laws of the Republic of South Africa of 49 Trafalgar Place Street, Sandton, 2146, Republic of South Africa; VEGAS AMUSEMENT, INC., a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America; CRIMSON MULTIMEDIA, INC., a South Carolina corporation have a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America; and GAMES MARKETING LIMITED a company incorporated according to the laws of Ireland of Mount Verndon, Rochestown Road, Cork, Ireland referred to in the original Agreement as "GML", and its successors in interest, NAT WEST GAMING, LLC, a Delaware Limited Liability Company having its principal place of business at 3527 Hardwood Forest Drive, Louisville, Kentucky 40214, Donald Jones, and TableMAX North America, LLC, a California limited liability company.

WHEREAS, the parties hereto have entered into various asset and right purchase Agreements for the distribution of certain games software; and,

WHEREAS some clauses contained therein may be construed as two-year "sundown" clauses; and,

WHEREAS it was, has been, and remains the intention of the parties to extend all agreements to a date ten (10) years next following the final execution of agreements; and,

WHEREAS, the parties are desirous of extending said time period for ten (10) years next following the execution hereof; and,

WHEREAS, TableMAX North America, LLC recognizes the agreements between the parties hereto.

NOW THEREFORE, IT IS HEREBY AGREED BY AMONG and BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. Games Marketing Limited, and its successors and assigns in interest, including but not limited to NAT WEST and Donald Jones are hereby granted an additional ten (10) years, next following this December 26, 2007 date of execution, for its exclusive rights for the distribution of all games within the scope of the rights as set forth in the Sale Agreement of April 27, 2001, and any amendments thereto (the "Sale Agreement").

TableMAX North America, LLC joins in this Agreement, to recognize this extension, and all parties to recognize this extension; and,

2. All parties hereto agree to recognize the ten (10) year extension from the date of execution hereof and to release, hold harmless, and never to raise as any defense predicated upon what may be construed as a "sun down", or day ending clause in the Sale Agreement, other than the ten (10) year period from the date of execution hereof.

3. This Agreement may be executed in multiple original copies, one (1) per party, not to exceed four (4) copies.

Witness our hands this 26 day of December, 2007.

For and on behalf of:
NOVACOR (PROPRIETARY) LIMITED

AS WITNESSES:

1. ____________________

2. ____________________

Dated this 26 of December, 2007

For and on behalf of:
GAMES MARKETING LIMITED

AS WITNESSES:

1. ____________________

2. ____________________

Dated this ___ of ____________, 2007

For and on behalf of:
VEGAS AMUSEMENT, INC.

AS WITNESSES:

1. ____________________

2. ____________________

Dated this 26 of December, 2007

_________________________, Pres.
For and on behalf of:
CRIMSON MULTIMEDIA, INC.

AS WITNESSES:

1. ______________________

2. ______________________

Dated this 26 of December, 2007

____
For and on behalf of:
NAT WEST GAMING, LLC

AS WITNESSES:

1. ______________________

2. ______________________

Dated this ___ of ______________, 2007

____
For and on behalf of:
DONALD JONES

AS WITNESSES:

1. ______________________

2. ______________________

Dated this ___ of ______________, 2007

____
For and on behalf of:
TableMAX North America, LLC

AS WITNESSES:

1.___________________________

2.___________________________

Dated this ____ of _______________, 2007

AGREEMENT

Come the parties hereto, NOVACOR (PROPRIETARY) LIMITED, a company incorporated according to the laws of the Republic of South Africa of 49 Trafalgar Place Street, Sandton, 2146, Republic of South Africa; VEGAS AMUSEMENT, INC., a South Carolina corporation having a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America; CRIMSON MULTIMEDIA, INC., a South Carolina corporation have a principal place of business at 2819 Old Buck Creek Road, Longs, South Carolina 29568, United States of America; and GAMES MARKETING LIMITED a company incorporated according to the laws of Ireland of Mount Verndon, Rochestown Road, Cork, Ireland referred to in the original Agreement as "GML", and its successors in interest, NAT WEST GAMING, LLC, a Delaware Limited Liability Company having its principal place of business at 3527 Hardwood Forest Drive, Louisville, Kentucky 40214, Donald Jones, and TableMAX North America, LLC, a California limited liability company.

WHEREAS, the parties hereto have entered into various asset and right purchase Agreements for the distribution of certain games software; and,

WHEREAS some clauses contained therein may be construed as two-year "sundown" clauses; and,

WHEREAS it was, has been, and remains the intention of the parties to extend all agreements to a date ten (10) years next following the final execution of agreements; and,

WHEREAS, the parties are desirous of extending said time period for ten (10) years next following the execution hereof; and,

WHEREAS, TableMAX North America, LLC recognizes the agreements between the parties hereto.

NOW THEREFORE, IT IS HEREBY AGREED BY AMONG and BETWEEN THE PARTIES HERETO AS FOLLOWS:

1. Games Marketing Limited, and its successors and assigns in interest, including but not limited to NAT WEST and Donald Jones are hereby granted an additional ten (10) years, next following this December 26, 2007 date of execution, for its exclusive rights for the distribution of all games within the scope of the rights as set forth in the Sale Agreement of April 27, 2001, and any amendments thereto (the "Sale Agreement").

TableMAX North America, LLC joins in this Agreement, to recognize this extension, and all parties to recognize this extension; and,

2. All parties hereto agree to recognize the ten (10) year extension from the date of execution hereof and to release, hold harmless, and never to raise as any defense predicated upon what may be construed as a "sun down", or day ending clause in the Sale Agreement, other than the ten (10) year period from the date of execution hereof.

3. This Agreement may be executed in multiple original copies, one (1) per party, not to exceed four (4) copies.

Witness our hands this 26 day of December, 2007.

DJ

_______________________, Pres.
For and on behalf of:
CRIMSON MULTIMEDIA, INC.

AS WITNESSES:

1. ______________________

2. ______________________

Dated this 26 of December, 2007

____
For and on behalf of:
NAT WEST GAMING, LLC

AS WITNESSES:

1. ______________________

2. ______________________

Dated this 26 of Dec, 2007

____
For and on behalf of:
DONALD JONES

AS WITNESSES:

1. ______________________

2. ______________________

Dated this 26 of Dec, 2007

PJ

For and on behalf of:
NOVACOR (PROPRIETARY) LIMITED

AS WITNESSES:

1. ________________

2. ________________

Dated this 26 of December, 2007

For and on behalf of:
GAMES MARKETING LIMITED

AS WITNESSES:

1. Boby Bbby

2. ________________

Dated this 26 of Dec, 2007

For and on behalf of:
VEGAS AMUSEMENT, INC.

AS WITNESSES:

1. ________________

2. ________________

Dated this 26 of December, 2007

____

For and on behalf of:
TableMAX North America, LLC

AS WITNESSES:

1.______________________________

2.______________________________

Dated this ____ of ________________, 2007

Exhibit D

List of Territories and Jurisdictions

Territories

Nevada

New Jersey

MN, MI, WI, IA,

IL, MO, OH, IN

California

ID, MT, CO, NM, WY, UT, ND, SD, NE, KS,

OK, AK, AL, FL, GA, SC, NC,
TN,

LA, MS, TX

WA, OR, HI

Canada

NY, VT, NH, CT, ME, RI, MA

DE, PA, DC, WV, VA,

Arizona

Kentucky